Exhibit 4.1







                                RIGHTS AGREEMENT

                           Dated as of August 8, 2007

                                     Between

                          FIRST MONTAUK FINANCIAL CORP.

                                       and

                   CONTINENTAL STOCK TRANSFER & TRUST COMPANY,

                                 as Rights Agent




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


                                    CONTENTS
SECTION 1. CERTAIN DEFINITIONS                                                      1

SECTION 2. APPOINTMENT OF RIGHTS AGENT                                              6

SECTION 3. ISSUANCE OF RIGHTS AND RIGHTS CERTIFICATES                               6

SECTION 4. FORM OF RIGHTS CERTIFICATES                                              8

SECTION 5. EXECUTION, COUNTERSIGNATURE AND REGISTRATION                             8

SECTION 6. TRANSFER, SPLIT-UP, COMBINATION AND EXCHANGE OF RIGHTS CERTIFICATES;     9
LOST, STOLEN, DESTROYED OR MUTILATED RIGHTS CERTIFICATES; UNCERTIFICATED RIGHTS

SECTION 7. EXERCISE OF RIGHTS; EXPIRATION DATE OF RIGHTS                            9

SECTION 8. CANCELLATION AND DESTRUCTION OF RIGHTS CERTIFICATES                     11

SECTION 9. RESERVATION AND AVAILABILITY OF PREFERRED SHARES                        11

SECTION 10. PREFERRED SHARES RECORD DATE                                           12

SECTION 11. ADJUSTMENTS IN RIGHTS AFTER THERE IS AN ACQUIRING PERSON; EXCHANGE     13
OF RIGHTS FOR SHARES; BUSINESS COMBINATIONS

SECTION 12. CERTAIN ADJUSTMENTS                                                    16

SECTION 13. CERTIFICATE OF ADJUSTMENT                                              16

SECTION 14. ADDITIONAL COVENANTS                                                   17

SECTION 15. FRACTIONAL RIGHTS AND FRACTIONAL SHARES                                17

SECTION 16. RIGHTS OF ACTION                                                       18

SECTION 17. AGREEMENT OF RIGHTS HOLDERS                                            18

SECTION 18. RIGHTS CERTIFICATE HOLDER NOT DEEMED A SHAREHOLDER                     19

SECTION 19. CONCERNING THE RIGHTS AGENT                                            19

SECTION 20. MERGER OR CONSOLIDATION OR CHANGE OF NAME OF RIGHTS AGENT              19

SECTION 21. RIGHTS AND DUTIES OF RIGHTS AGENT                                      20

SECTION 22. CHANGE OF RIGHTS AGENT                                                 22

SECTION 23. ISSUANCE OF ADDITIONAL RIGHTS AND RIGHTS CERTIFICATES                  22

SECTION 24. REDEMPTION AND TERMINATION                                             23

SECTION 25. NOTICES                                                                23

SECTION 26. SUPPLEMENTS AND AMENDMENTS                                             24

SECTION 27. SUCCESSORS                                                             25

SECTION 28. BENEFITS OF THIS RIGHTS AGREEMENT; DETERMINATIONS AND ACTIONS BY THE   25
COMPANY'S BOARD OF DIRECTORS

SECTION 29. SEVERABILITY                                                           26

SECTION 30. GOVERNING LAW                                                          26

SECTION 31. COUNTERPARTS; EFFECTIVENESS                                            26

SECTION 32. DESCRIPTIVE HEADINGS                                                   26

EXHIBIT INDEX                                                                      28

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                                RIGHTS AGREEMENT

      RIGHTS AGREEMENT, dated as of August 8, 2007, ("Rights Agreement") between First Montauk Financial Corp., a New Jersey corporation (the "Company"), and Continental Stock Transfer & Trust Company, as Rights Agent (the "Rights Agent").

      The Board of Directors of the Company (the "Board of Directors") has authorized and declared a dividend of one Right (as hereinafter defined) for each share of common stock, no par value per share, of the Company (the "Common Stock") outstanding at the Close of Business (as hereinafter defined) on August 8, 2007 (the "Record Date"). The Board of Directors has further authorized the issuance of one Right (as such number may be hereinafter adjusted pursuant to the provisions of this Rights Agreement) with respect to each share of Common Stock that shall become outstanding between the Record Date and the earliest of the Distribution Date, the Redemption Date and the Expiration Date (as such terms are hereinafter defined); provided, however, that the Company may issue Rights with respect to shares of Common Stock that shall become outstanding after the Distribution Date and prior to the earlier of the Redemption Date and the Expiration Date in accordance with the provisions of Section 23 hereof. Each Right shall initially represent the right to purchase one one-hundredth (1/100) of a share of Series C Participating Cumulative Preferred Stock, $.10 par value per share, of the Company (the "Preferred Shares"), having the powers, rights and preferences set forth in the Certificate of Amendment (as hereinafter defined) attached as Exhibit A hereto.

      Accordingly, in consideration of the premises and the mutual agreements set forth in this Rights Agreement, the Company and the Rights Agent hereby agree as follows:

      SECTION 1. CERTAIN DEFINITIONS

      For purposes of this Rights Agreement, the following terms have the meanings indicated:

      "Acquiring Person" shall mean any Person (as hereinafter defined) who or which, alone or together with all Affiliates and Associates (as such terms are hereinafter defined) of such Person, shall be the Beneficial Owner (as hereinafter defined) of 10% (the "Requisite Percentage") or more of the Common Shares (as hereinafter defined) then outstanding, but shall not include (a) Edward H. Okun, FMFG Ownership Inc. and FMFG Ownership II, Inc. and any of their respective Affiliates and Associates (collectively, the "Okun Parties") and their respective successors and assigns as long as the Okun Parties and their respective successors and assigns do not own more than an aggregate of 3,300,308 Common Shares at any one time outstanding, (b) the Company, any Subsidiary (as hereinafter defined) of the Company, any employee benefit or compensation plan of the Company or of any of its Subsidiaries, or any Person holding Common Shares for or pursuant to the terms of any such employee benefit or compensation plan or (c) any Person who has become and is the Beneficial Owner of the Requisite Percentage, or more of the Common Shares outstanding at the time solely as the result of (i) a change in the aggregate number of Common Shares outstanding since the last date on which such Person acquired Beneficial Ownership of any Common Shares, (ii) the acquisition by such Person or one or more of its Affiliates or Associates of Beneficial Ownership of additional Common Shares if such acquisition was made in the good faith belief that such acquisition would not (A) cause the Beneficial Ownership by such Person, together with its Affiliates and Associates, to equal or exceed the Requisite Percentage of the Common Shares outstanding at the time of such acquisition and


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such good faith belief was based on the good faith reliance on information contained in publicly filed reports or documents of the Company that are inaccurate or out-of-date or (B) otherwise cause a Distribution Date or the adjustment provided for in Section 11(a) hereof to occur or (iii) the acquisition by such Person or one or more of its Affiliates or Associates of Beneficial Ownership of additional Common Shares if the Board of Directors determines that such acquisition was made in good faith without the knowledge by such Person or Affiliates or Associates that such Person would thereby become an Acquiring Person (which determination of the Board of Directors of the Company shall be conclusive and binding on such Person, the Rights Agent, the holders of the Rights and all other Persons). Notwithstanding clause (c)(ii) or (c)(iii) of the prior sentence, if any Person that is not an Acquiring Person due to such clause (c)(ii) or (c)(iii) does not reduce its percentage of Beneficial Ownership of Common Shares to less than the Requisite Percentage by the Close of Business on the tenth (10th) calendar day after notice from the Company (the date of notice being the first day) that such Person's Beneficial Ownership of Common Shares would make it an Acquiring Person, such Person shall, at the end of such ten (10) calendar day period, become an Acquiring Person (and such clause (c)(ii) or (c)(iii) shall no longer apply to such Person). For purposes of this definition, the determination whether any Person acted in "good faith" shall be conclusively determined by the Board of Directors.

      "Affiliate" and "Associate," when used with reference to any Person, shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act (as hereinafter defined), as in effect on the date of this Rights Agreement.

      A Person shall be deemed to be the "Beneficial Owner" of, to "Beneficially Own," and to have "Beneficial Ownership" of, any securities:

            (a) that such Person or any of such Person's Affiliates or Associates is deemed to "Beneficially Own" within the meaning of Rule 13d-3 of the General Rules and Regulations under the Exchange Act, as in effect on the date of this Rights Agreement;

            (b) that such Person or any of such Person's Affiliates or Associates has (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (written or oral), or upon the exercise of conversion rights, exchange rights, rights (other than the Rights), warrants or options, or otherwise; provided, however, that a Person shall not be deemed to be the Beneficial Owner of, to Beneficially Own, or to have Beneficial Ownership of, any securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange thereunder or
(ii) the right to vote pursuant to any agreement, arrangement or understanding (written or oral); provided, however, that a Person shall not be deemed to be the Beneficial Owner of, to Beneficially Own, or to have Beneficial Ownership of, any security if (A) the agreement, arrangement or understanding (written or oral) to vote such security arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations under the Exchange Act and (B) the beneficial ownership of such security is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report); or

            (c) that are Beneficially Owned, directly or indirectly, by any other Person with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding (written or oral) for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in clause (b)(ii) of this definition) or disposing of any securities of the Company.



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      Notwithstanding the foregoing, nothing contained in this definition shall cause a Person ordinarily engaged in business as an underwriter of securities to be the "Beneficial Owner" of, or to "Beneficially Own," any securities acquired in a bona fide firm commitment underwriting pursuant to an underwriting agreement with the Company.

      Notwithstanding anything in this definition to the contrary, the phrase "then outstanding," when used with reference to a Person's Beneficial Ownership of securities of the Company, shall mean the number of such securities then issued and outstanding, together with the number of such securities not then actually issued and outstanding which such Person would be deemed to own beneficially hereunder.

      "Book Value," when used with reference to Common Shares issued by any Person, shall mean the amount of such Person's equity applicable to each Common Share, determined (a) in accordance with generally accepted accounting principles in effect on the date as of which such Book Value is to be determined, (b) using all the consolidated assets and all the consolidated liabilities of such Person on the date as of which such Book Value is to be determined, except that no value shall be included in such assets for goodwill arising from consummation of a business combination, and (c) after giving effect to (i) the exercise of all rights, options and warrants to purchase such Common Shares (other than the Rights), and the conversion of all securities convertible into such Common Shares, at an exercise or conversion price per Common Share that is less than such Book Value before the exercise or conversion (whether or not exercisability or convertibility is conditioned upon occurrence of a future event), (ii) all dividends and other distributions on the capital stock of such Person declared prior to the date as of which such Book Value is to be determined and to be paid or made after such date, and (iii) any other agreement, arrangement or understanding (written or oral), transaction or other action prior to the date as of which such Book Value is to be determined that would have the effect of thereafter reducing such Book Value.

      "Business Combination" shall have the meaning set forth in Section 11(c)(i) hereof.

      "Business Day" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in the state of New York or New Jersey, are authorized or obligated by law or executive order to close.

      "Certificate of Amendment" shall mean the Certificate of Amendment to Designate Relative Rights, Preferences and Limitations and Number of Share of Series C Participating Cumulative Preferred Stock setting forth the powers, preferences, rights, qualifications, limitations and restrictions of such series of Preferred Stock of the Company, a form of which is attached to this Rights Agreement as Exhibit A.

      "Close of Business" on any given date shall mean 5:00 p.m., New Jersey time, on such date; provided, however, that if such date is not a Business Day, "Close of Business" shall mean 5:00 p.m., New Jersey time, on the next succeeding Business Day.

      "Common Shares," when used with reference to the Company prior to a Business Combination, shall mean the shares of Common Stock of the Company or any other shares of capital stock of the Company into which the Common Stock shall be reclassified or changed. "Common Shares," when used with reference to any Person (other than the Company prior to a Business Combination), shall mean shares of capital stock of such Person (if such Person is a corporation) of any class or series, or units of equity interests in such Person (if such Person is not a corporation) of any class or series, the terms of which (i) do not limit (as a maximum amount and not merely in proportional terms) the amount of dividends or income payable or distributable on such class or series or the amount of assets distributable on such class or series upon any voluntary or involuntary liquidation, dissolution or winding up of such Person and (ii) do not provide that such class or series is subject to redemption at the option of such Person, or any shares of capital stock or units of equity interests into which the foregoing shall be reclassified or changed; provided, however, that, if at any time there shall be more than one such class or series of capital stock or equity interests of such Person, "Common Shares" of such Person shall include all such classes and series substantially in the proportion of the total number of shares or other units of each such class or series outstanding at such time.



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      "Common Stock" shall have the meaning set forth in the second paragraph of this Rights Agreement.

      "Company" shall have the meaning set forth in the introductory paragraph of this Rights Agreement; provided, however, that if there is a Business Combination, "Company" shall have the meaning set forth in Section 11(c)(iii) hereof.

      "Continuing Director" shall mean any member of the Board of Directors who either (i) is a member of the Board of Directors as of the close of business on August 9, 2007 (following the Company's 2007 Annual Meeting of Shareholders), or
(ii) was nominated for election to the Board by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Continuing Directors.

      "Control" with respect to any Person shall mean the power to direct the management and policies of such Person, directly or indirectly, by or through stock ownership, agency or otherwise, or pursuant to or in connection with an agreement, arrangement or understanding (written or oral) with one or more other Persons by or through stock ownership, agency or otherwise. The term "controlled" shall have meaning correlative to the foregoing.

      "Distribution Date" shall have the meaning set forth in Section 3(b).

      "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended and in effect on the date in question, unless otherwise specifically provided in this Rights Agreement.

      "Exchange Consideration" shall have the meaning set forth in Section 11(b)(i).

      "Expiration Date" shall have the meaning set forth in Section 7(a) hereof.

      "Formula Number" shall have the meaning set forth in the Certificate of Amendment.

      "Major Part," when used with reference to the assets of the Company and its Subsidiaries as of any date, shall mean assets (a) having a fair market value aggregating 50% or more of the total fair market value of all the assets of the Company and its Subsidiaries (taken as a whole) as of the date in question, (b) accounting for 50% or more of the total value (net of depreciation and amortization) of all the assets of the Company and its Subsidiaries (taken as a whole) as would be shown on a consolidated or combined balance sheet of the Company and its Subsidiaries as of the date in question, prepared in accordance with generally accepted accounting principles then in effect, or (c) accounting for 50% or more of the total amount of net income or revenues of the Company and its Subsidiaries (taken as a whole) as would be shown on or derived from a consolidated or combined statement of income of the Company and its Subsidiaries for the period of 12 months ending on the last day of the Company's monthly accounting period next preceding the date in question, prepared in accordance with generally accepted accounting principles then in effect.

      "Market Value," when used with reference to any securities on any date, shall mean the average of the daily per share closing prices of such securities for the period that is the shorter of (a) 30 consecutive Trading Days (as hereinafter defined) immediately prior to (but not including) the date in question and (b) the number of consecutive Trading Days beginning on the Trading Day immediately after the date of the first public announcement of the event requiring a determination of the Market Value and ending on the Trading Day immediately prior to but not including the record date of such event; provided, however, that, in the event that the Market Value of such securities is to be determined in whole or in part during a period following the announcement by the issuer of such securities of any action of the type described in Section 12(a) hereof that would require an adjustment thereunder, then, and in each such case, the Market Value of such securities shall be appropriately adjusted to reflect the effect of such action on the market price of such securities. The closing price for each Trading Day shall be the closing price quoted on the principal United States securities exchange registered under the Exchange Act (or any recognized foreign stock exchange) on which such securities are listed, or if such securities are not listed on any such exchange, the average of the closing bid and asked quotations with respect to a share of such securities on the



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Nasdaq Stock Market or such other system then in use or, if no such quotations are available, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such securities selected by the Company's Board of Directors. If on any such Trading Day no market maker is making a market in such securities, the closing price of such securities on such Trading Day shall be deemed to be the fair value of such securities as determined in good faith by the Company's Board of Directors (whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent, the holders of Rights and all other Persons); provided, however, that for the purpose of determining the closing price of the Preferred Shares for any Trading Day on which there is no public market for the Preferred Shares or there is no such market maker for the Preferred Shares, the closing price on such Trading Day shall be deemed to be the Formula Number times the closing price of the Common Stock on such Trading Day.

      "Person" shall mean an individual, firm, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity and shall include any successor (by merger or otherwise) thereof or thereto.

      "Preferred Shares" shall have the meaning set forth in the second paragraph of this Rights Agreement. Any reference in this Rights Agreement to Preferred Shares shall be deemed to include any authorized fraction of a Preferred Share, unless the context otherwise requires.

      "Principal Party" shall mean the Surviving Person (as hereinafter defined) in a Business Combination; provided, however, that if such Surviving Person is a direct or indirect Subsidiary of any other Person, "Principal Party" shall mean the Person which is the ultimate parent of such Surviving Person and which is not itself a Subsidiary of another Person. In the event ultimate control of such Surviving Person is shared by two or more Persons, "Principal Party" shall mean that Person which is immediately controlled by such two or more Persons.

      "Purchase Price" with respect to each Right shall mean $2.00, subject to adjustment as provided herein, and shall be payable in lawful money of the United States of America. All references herein to the Purchase Price shall mean the Purchase Price as in effect at the time in question.

      "Record Date" shall have the meaning set forth in the second paragraph of this Rights Agreement.

      "Redemption Date" shall have the meaning set forth in Section 24(a) hereof.

      "Redemption Price" with respect to each Right shall mean $0.0001, as such amount may from time to time be adjusted in accordance with Section 12 hereof. All references in this Rights Agreement to the Redemption Price shall mean the Redemption Price as in effect at the time in question.

      "Registered Common Shares" shall mean Common Shares that are, as of the date of consummation of a Business Combination, and have continuously been for the 12 months immediately preceding such date, registered under Section 12 of the Exchange Act.

      "Right" shall mean the right to purchase Preferred Shares (or other securities) as provided in this Rights Agreement.

      "Rights Agent" shall (a) have the meaning set forth in the introductory paragraph of this Rights Agreement, (b) mean any successor or replacement to Continental Stock Transfer & Trust Company as provided in Sections 20 and 22, or
(c) mean any additional Person appointed pursuant to Section 2.



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      "Rights Certificate" shall mean a certificate evidencing a Right in substantially the form attached to this Rights Agreement as Exhibit B.

      "Securities Act" shall mean the Securities Act of 1933, as amended and in effect on the date in question, unless otherwise specifically provided in this Rights Agreement.

      "Shares Acquisition Date" shall mean the first date of public announcement by the Company or an Acquiring Person that an Acquiring Person has become such.

      "Subsidiary" shall mean a Person, at least a majority of the total outstanding voting power (being the power under ordinary circumstances and not merely upon the happening of a contingency) to vote in the election of directors of such Person (if such Person is a corporation) or to participate in the management and control of such Person (if such Person is not a corporation) of which is owned, directly or indirectly, by another Person or by one or more other subsidiaries of such other Person or by such other Person or by one or more other subsidiaries of such other Person.

      "Summary of Rights" shall mean the Summary of Rights to Purchase Preferred Shares in substantially the form of Exhibit C attached hereto.

      "Surviving Person" shall mean (a) the Person which is the continuing or surviving Person in a consolidation or merger specified in Section 11(c)(i)(A) or 11(c)(i)(B) hereof or (b) the Person to which the Major Part of the assets of the Company and its Subsidiaries is sold, leased, exchanged or otherwise transferred or disposed of in a transaction specified in Section 11(c)(i)(C) hereof; provided, however, that if the Major Part of the assets of the Company and its Subsidiaries is sold, leased, exchanged or otherwise transferred or disposed of in one or more related transactions specified in Section 11(c)(i)(C) hereof to more than one Person, the "Surviving Person" in such case shall mean the Person that acquired assets of the Company and/or its Subsidiaries with the greatest fair market value in such transaction or transactions.

      "Trading Day" shall mean a day on which the principal national securities exchange (or principal recognized foreign stock exchange, as the case may be) on which any securities or Rights, as the case may be, are listed or admitted to trading is open for the transaction of business or, if the securities or Rights in question are not listed or admitted to trading on any national securities exchange (or recognized foreign stock exchange, as the case may be), a Business Day.

      SECTION 2. APPOINTMENT OF RIGHTS AGENT

      The Company hereby appoints the Rights Agent to act as agent for the Company in accordance with the terms and conditions of this Rights Agreement, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint one or more co-Rights Agents as it may deem necessary or desirable upon ten (10) days' prior written notice thereof to the Rights Agent. Notwithstanding the foregoing, the Rights Agent shall have no duty to supervise, and in no event shall be liable for, the acts or omissions of any such co-Rights Agent.

      SECTION 3. ISSUANCE OF RIGHTS AND RIGHTS CERTIFICATES

      (a) One Right shall be associated with each share of Common Stock outstanding on the Record Date, each additional share of Common Stock that shall become outstanding between the Record Date and the earliest of the Distribution Date, the Redemption Date and the Expiration Date and each additional share of Common Stock with which Rights are issued after the Distribution Date but prior to the earlier of the Redemption Date and the Expiration Date as provided in
Section 23 hereof; provided, however, that if the number of outstanding Rights are combined into a smaller number of outstanding Rights pursuant to Section 12(a) hereof, the appropriate fractional Right determined pursuant to such Section shall thereafter be associated with each such share of Common Stock.



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      (b) Until the earlier of (i) the Close of Business on the tenth (10th)
Business Day after the Shares Acquisition Date (unless further extended by a resolution adopted by a majority of the Continuing Directors of the Company's Board of Directors prior to the tenth (10th) Business Day or such extended date) and (ii) the Close of Business on such date, if any, as may be designated by the Company's Board of Directors following the commencement of, or first public disclosure of an intent to commence, a tender or exchange offer by any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any of its Subsidiaries, or any Person holding Common Stock for or pursuant to the terms of any such employee benefit plan) for outstanding Common Stock, if upon consummation of such tender or exchange offer such Person could be the Beneficial Owner of 10% or more of the outstanding Common Stock (the Close of Business on the earlier of the dates set forth in (i) and (ii) being the "Distribution Date"), (x) the Rights will be evidenced by the certificates for Common Stock registered in the names of the holders thereof and not by separate Rights Certificates and (y) the Rights, including the right to receive Rights Certificates, will be transferable only in connection with the transfer of Common Stock. The Company will notify the Rights Agent in writing as promptly as practicable that a Distribution Date has occurred and, if such notification is given orally, the Company shall confirm the same in writing on or prior to the next Business Day. Until such notice is received by the Rights Agent, the Rights Agent may presume conclusively for all purposes that the Distribution Date has not occurred. As soon as practicable after the Distribution Date, the Company will prepare and execute, the Rights Agent will countersign, and the Company will deliver or cause to be sent by first-class, postage-prepaid mail, to each record holder of Common Stock as of the Distribution Date, at the address of such holder shown on the records of the Company, a Rights Certificate evidencing one whole Right for each share of Common Stock (or for the number of shares of Common Stock with which one whole Right is then associated if the number of Rights per share of Common Stock held by such record holder has been adjusted in accordance with the proviso in
Section 3(a) hereof). If the number of Rights associated with each share of Common Stock has been adjusted in accordance with the proviso in Section 3(a) hereof, at the time of distributing the Rights Certificates the Company may make any necessary and appropriate rounding adjustments so that Rights Certificates representing only whole numbers of Rights are distributed and cash is paid in lieu of any fractional Right in accordance with Section 15(a) hereof. The Company will notify the Rights Agent in writing as promptly as practicable of any such adjustments. As of and after the Distribution Date, the Rights will be evidenced solely by such Rights Certificates.

      (c) As soon as practicable, and in any event no later than 30 days after the Record Date, the Company will send a copy of a Summary of Rights, by first-class, postage-prepaid mail, to each record holder of Common Stock as of the Close of Business on the Record Date at the address of such holder shown on the records of the Company. With respect to certificates for Common Stock outstanding as of the Record Date, until the earliest of the Distribution Date, the Redemption Date and the Expiration Date, (i) the Rights will be evidenced by such certificates registered in the names of the holders thereof, together with a copy of the Summary of Rights attached thereto, and the registered holders of the Common Stock shall also be the registered holders of the associated Rights, and (ii) the surrender for transfer of any such certificate, even without a copy of the Summary of Rights attached thereto, shall also constitute the transfer of the Rights associated with the Common Stock represented thereby.

      (d) Certificates representing Common Stock issued after the Record Date (including, without limitation, upon transfer or exchange of outstanding Common Stock), but prior to the earliest of the Distribution Date, the Redemption Date and the Expiration Date, shall have printed on, written on or otherwise affixed to them substantially the following legend:



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               This certificate also evidences and entitles the holder hereof to certain rights as set forth in the Rights Agreement dated as of August 8, 2007 as it may be amended or supplemented from time to time (the "Rights Agreement"), between First Montauk Financial Corp. ("First Montauk") and Continental Stock Transfer & Trust Company (or any successor thereto), as Rights Agent (or between First Montauk and any successor Rights Agent under the Rights Agreement), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of First Montauk. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. First Montauk will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. Rights Beneficially Owned by Acquiring Persons or their Affiliates or Associates (as such terms are defined in the Rights Agreement) and by any subsequent holder of such Rights are null and void and nontransferable.

Notwithstanding the requirements of this paragraph (d), neither the omission of this legend nor the inclusion of a legend that refers to a rights agreement other than the Rights Agreement shall affect the enforceability of any part of this Rights Agreement or the rights of any holder of Rights.



      SECTION 4. FORM OF RIGHTS CERTIFICATES

      The Rights Certificates (and the form of election to purchase and form of assignment to be printed on the reverse side thereof) shall be in substantially the form set forth as Exhibit B and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Rights Agreement and which do not affect the rights, duties or responsibilities of the Rights Agent, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage. Subject to the provisions of Sections 7, 11 and 23 hereof, the Rights Certificates, whenever issued, shall be dated as of the Distribution Date, and on their face shall entitle the holders thereof to purchase such number of Preferred Shares as shall be set forth therein for the Purchase Price set forth therein, subject to adjustment from time to time as herein provided.

      SECTION 5. EXECUTION, COUNTERSIGNATURE AND REGISTRATION

      (a) The Rights Certificates shall be executed on behalf of the Company by the Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer or a Vice President (whether preceded by any additional title) of the Company, either manually or by facsimile signature, and shall have affixed thereon the Company's seal or a facsimile thereof, if any, which shall be attested by the Secretary, an Assistant Secretary or a Vice President (whether preceded by any additional title, provided that such Vice President shall not have also executed the Rights Certificates) of the Company, either manually or by facsimile signature. The Rights Certificates shall be manually countersigned by the Rights Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Rights Certificates shall cease to be such an officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Rights Certificates may nevertheless be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the person who signed such Rights Certificates had not ceased to be such an officer of the Company; and any Rights Certificate may be signed on behalf of the Company by any person who, at the actual date of execution of such Rights Certificate, shall be a proper officer of the Company to sign such Rights Certificate, although at the date of execution of this Rights Agreement any such person was not such an officer of the Company.

      (b) Following the Distribution Date and receipt by the Rights Agent of (i) written notice of the occurrence of the Distribution Date pursuant to Section 3(b), and (ii) all necessary information requested by the Rights Agent pursuant to Section 3(b), the Rights Agent will keep or cause to be kept, at its office designated for such purpose, books for registration and transfer of the Rights Certificates issued under this Rights Agreement. Such books shall show the names and addresses of the respective holders of the Rights Certificates, the number of Rights evidenced by each Rights Certificate, the certificate number of each Rights Certificate and the date of each Rights Certificate.

      SECTION 6. TRANSFER, SPLIT-UP, COMBINATION AND EXCHANGE OF RIGHTS CERTIFICATES; LOST, STOLEN, DESTROYED OR MUTILATED RIGHTS CERTIFICATES; UNCERTIFICATED RIGHTS

      (a) Subject to the provisions of Sections 7(e), 11 and 15 hereof, at any time after the Distribution Date, and at or prior to the Close of Business on the earlier of the Redemption Date and the Expiration Date, any Rights Certificate or Rights Certificates (other than Rights Certificates representing Rights that have become null and void pursuant to Section 7(e) hereof or that have been exchanged pursuant to Section 11(b) hereof) may be transferred, split up, combined or exchanged for another Rights Certificate or Rights Certificates entitling the registered holder to purchase a like number of one one-hundredths of a Preferred Share as the Rights Certificate or Rights Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Rights Certificate or Rights Certificates shall make such request in writing delivered to the Rights Agent and shall surrender the Rights Certificate or Rights Certificates to be transferred, split up, combined or exchanged at the office of the Rights Agent designated for such purpose. The Rights Certificates are transferable only on the registry books of the Rights Agent. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any Rights Certificate surrendered for transfer until the registered holder shall have properly completed and signed the certification contained in the form of assignment on the reverse side of such Rights Certificate and shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company or the Rights Agent shall reasonably request. Thereupon the Rights Agent shall, subject to the provisions of Sections 7(e), 11 and 15 hereof, countersign and deliver to the Person entitled thereto a Rights Certificate or Rights Certificates, as the case may be, as so requested. The Company or the Rights Agent may require payment from a Rights holder of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split-up, combination or exchange of Rights Certificates.

      The Rights Agent shall have no duty or obligation to take any action under this Section 6 or under any Section of this Rights Agreement which requires the payment by a Rights holder of applicable taxes or governmental charges unless and until it is satisfied that all such taxes and/or charges have been paid in full.

      (b) Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a valid Rights Certificate, and, in case of such loss, theft or destruction, of indemnity or security satisfactory to them, and, at the Company's or Rights Agent's request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Rights Certificate if mutilated, the Company will make a new Rights Certificate of like tenor and deliver such new Rights Certificate to the Rights Agent for countersignature and delivery to the registered holder in lieu of the Rights Certificate so lost, stolen, destroyed or mutilated.

      (c) Notwithstanding any other provision of this Rights Agreement to the contrary, the Company and the Rights Agent may amend this Rights Agreement to provide for uncertificated Rights in addition to or in place of Rights evidenced by Rights Certificates.

      SECTION 7. EXERCISE OF RIGHTS; EXPIRATION DATE OF RIGHTS

      (a) Subject to Section 7(e) hereof and except as otherwise provided in this Rights Agreement (including Section 11 hereof), each Right shall entitle the registered holder thereof, upon exercise thereof as provided in this Rights Agreement, to purchase for the Purchase Price, at any time after the Distribution Date and at or prior to the earlier of (i) the Close of Business on the 10th anniversary of the date of this Rights Agreement (the Close of Business on such date being the "Expiration Date") and (ii) the Redemption Date, one one-hundredth (1/100) of a Preferred Share, subject to adjustment from time to time as provided in Sections 11 and 12 hereof.

      (b) The registered holder of any Rights Certificate may exercise the Rights evidenced thereby (except as otherwise provided in this Rights Agreement) in whole or in part at any time after the Distribution Date, upon surrender of the Rights Certificate with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at the office of the Rights Agent designated for such purpose, together with payment of the Purchase Price for each one one-hundredth (1/100) of a Preferred Share as to which the Rights are exercised, at or prior to the earliest of (i) the Expiration Date, (ii) the Redemption Date, and (iii) the time at which such Rights are exchanged as provided in Section 11(b) hereof.

      (c) Upon receipt of a Rights Certificate representing exercisable Rights, with the form of election to purchase duly executed, accompanied by payment of the Purchase Price for the Preferred Shares to be purchased, together with an amount equal to any applicable tax or charge, by certified check, cashier's check or money order payable to the order of the Company, the Rights Agent shall thereupon (i) either (A) promptly requisition from any transfer agent of the Preferred Shares (or make available, if the Rights Agent is the transfer agent) certificates for the number of Preferred Shares to be purchased, and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, or (B) if the Company shall have elected to deposit the Preferred Shares with a depositary agent under a depositary arrangement, promptly requisition from the depositary agent depositary receipts representing the number of one one-hundredths (1/100) of a Preferred Share to be purchased (in which case certificates for the Preferred Shares to be represented by such receipts shall be deposited by the transfer agent with the depositary agent) and the Company will direct the depositary agent to comply with all such requests,
(ii) when necessary to comply with this Agreement, promptly requisition from the Company the amount of cash to be paid in lieu of the issuance of fractional shares in accordance with Section 15 hereof, (iii) promptly after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder, and (iv) when necessary to comply with this Agreement, after receipt, promptly deliver such cash to or upon the order of the registered holder of such Rights Certificate. In the event that the Company is obligated to issue other securities (including Common Stock) of the Company, pay cash and/or distribute other property pursuant to Section 11(a) hereof, the Company shall make all arrangements necessary so that such other securities, cash and/or other property are available for distribution by the Rights Agent, if and when necessary to comply with this Agreement.

      (d) In case the registered holder of any Rights Certificate shall exercise fewer than all the Rights evidenced thereby, a new Rights Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent and delivered to the registered holder of such Rights Certificate or to his or her duly authorized assigns, subject to the provisions of Section 6 and Section 15 hereof.

      (e) Notwithstanding anything in this Rights Agreement to the contrary, if the Rights are at any time Beneficially Owned by (i) an Acquiring Person or an Affiliate or Associate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such, or (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Persons becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom the Acquiring Person has any continuing agreement, arrangement or understanding regarding the transferred rights or (B) a transfer which the Board of Directors of the Company has determined is part of an agreement, arrangement or understanding which has as a primary purpose or effect the avoidance of this Section 7(e), such Rights shall be null and void and nontransferable and no holder of any such Right (including any purported transferee or subsequent holder) shall have any rights whatsoever with respect to such Rights, whether under any provision of this Rights Agreement or otherwise. No Rights Certificate shall be issued at any time upon the transfer of any Rights to an Acquiring Person whose Rights would be null and void pursuant to the preceding sentence or any Associate or Affiliate thereof or to any nominee of such Acquiring Person, Associate or Affiliate; and any Rights Certificate delivered to the Rights Agent for transfer to an Acquiring Person whose Rights would be null and void pursuant to the preceding sentence shall be canceled. The Company shall notify the Rights Agent in writing when this Section 7(e) applies and shall use all reasonable efforts to ensure that the provisions of this Section 7(e) are complied with, but neither the Company nor the Rights Agent shall have any liability to any holder of any Rights Certificate or any other Person as a result of the Company's failure to make any determinations with respect to an Acquiring Person or its Affiliate or Associate, or any transferee thereof, hereunder. The Company shall give the Rights Agent written notice of the identity of any such Acquiring Person, Associate or Affiliate, or the nominee of any of the foregoing, and the Rights Agent may rely on such notice in carrying out its duties under this Agreement and shall be deemed not to have any knowledge of the identity of any such Acquiring Person, Associate or Affiliate, or the nominee of any of the foregoing unless and until it shall have received such notice.

      (f) Notwithstanding anything in this Rights Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder of any Rights Certificates upon the occurrence of any purported exercise as set forth in this Section 7 unless such registered holder shall have (i) properly completed and signed the certificate contained in the form of election to purchase set forth on the reverse side of the Rights Certificate surrendered for such exercise and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company or the Rights Agent shall reasonably request.

      (g) The Company may temporarily suspend, for a period of time not to exceed 90 calendar days after the Distribution Date, the exercisability of the Rights in order to prepare and file a registration statement under the Securities Act, on an appropriate form, with respect to the Preferred Shares purchasable upon exercise of the Rights and permit such registration statement to become effective; provided, however, that no such suspension shall remain effective after, and the Rights shall without any further action by the Company or any other Person become exercisable immediately upon, the effectiveness of such registration statement. Upon any such suspension, the Company shall notify the Rights Agent in writing thereof and issue a public announcement stating that the exercisability of the Rights has been temporarily suspended and shall issue a further public announcement at such time as the suspension is no longer in effect (with prompt notice thereof to the Rights Agent including copies of such announcements). Notwithstanding any provision in this Rights Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction if the requisite qualification under the blue sky or securities laws of such jurisdiction shall not have been obtained or the exercise of the Rights shall not be permitted under applicable law.

      SECTION 8. CANCELLATION AND DESTRUCTION OF RIGHTS CERTIFICATES

      All Rights Certificates surrendered or presented for the purpose of exercise, transfer, split-up, combination or exchange shall, and any Rights Certificate surrendered or presented for any purpose that represents Rights that have become null and void and nontransferable pursuant to Section 7(e) hereof shall, if surrendered or presented to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in canceled form, or, if surrendered or presented to the Rights Agent, shall be canceled by it, and no Rights Certificates shall be issued in lieu thereof except as expressly permitted by this Rights Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any Rights Certificate purchased or acquired by the Company. The Rights Agent shall deliver all canceled Rights Certificates to the Company, or shall, at the Company's written request, destroy such canceled Rights Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

      SECTION 9. RESERVATION AND AVAILABILITY OF PREFERRED SHARES

      (a) The Company shall cause to be reserved and kept available out of its authorized and unissued Preferred Shares or any authorized and issued Preferred Shares held in its treasury, free from preemptive rights or any right of first refusal, a number of Preferred Shares sufficient to permit the exercise in full of all outstanding Rights.

      (b) In the event that there shall not be sufficient Preferred Shares authorized but unissued to permit the exercise or exchange of Rights in accordance with Section 11 hereof, the Company shall take all such action as may be necessary to authorize additional Preferred Shares for issuance upon the exercise or exchange of Rights pursuant to Section 11 hereof; provided, however, that if the Company is unable to cause the authorization of additional Preferred Shares, then the Company shall, or if action by the Company's shareholders is necessary to cause such authorization in lieu of seeking any such authorization, the Company may, to the extent necessary and permitted by applicable law and any agreements or instruments in effect prior to the Distribution Date to which it is a party, (i) upon surrender of a Right, pay cash equal to the Purchase Price in lieu of issuing Preferred Shares and requiring payment therefor, (ii) upon due exercise of a Right and payment of the Purchase Price for each Preferred Share as to which such Right is exercised, issue equity securities having a value equal to the value of the Preferred Shares that otherwise would have been issuable pursuant to Section 11 hereof, which value shall be determined by a nationally recognized investment banking firm selected by the Board of Directors of the Company, or (iii) upon due exercise of a Right and payment of the Purchase Price for each Preferred Share as to which such Right is exercised, distribute a combination of Preferred Shares, cash and/or other equity and/or debt securities having an aggregate value equal to the value of the Preferred Shares that otherwise would have been issuable pursuant to Section 11 hereof, which value shall be determined by a nationally recognized investment banking firm selected by the Board of Directors of the Company. To the extent that any legal or contractual restrictions (pursuant to agreements or instruments in effect prior to the Distribution Date to which it is party) prevent the Company from paying the full amount payable in accordance with the foregoing sentence, the Company shall pay to holders of the Rights as to which such payments are being made all amounts that are not then restricted on a pro rata basis as such payments become permissible under such legal or contractual restrictions until such payments have been paid in full.

      (c) The Company shall take all such action as may be necessary to ensure that all Preferred Shares delivered upon exercise or exchange of Rights shall, at the time of delivery of the certificates for such Preferred Shares (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable shares.

       (d) So long as the Preferred Shares issuable upon the exercise or exchange of Rights are to be listed on the New York Stock Exchange, the Nasdaq Stock Market or any national securities exchange, the Company shall use its commercially reasonable best efforts to cause, from and after such time as the Rights become exercisable or exchangeable, all Preferred Shares reserved for such issuance to be listed on the New York Stock Exchange, the Nasdaq Stock Market or such securities exchange upon official notice of issuance.

      (e) The Company shall pay when due and payable any and all taxes and governmental charges that may be payable in respect of the issuance or delivery of Rights Certificates or of any Preferred Shares upon the exercise or exchange of Rights. The Company shall not, however, be required to pay any tax or charge that may be payable in respect of any transfer or delivery of Rights Certificates to a Person other than, or in respect of the issuance or delivery of certificates representing the Preferred Shares in a name other than that of, the registered holder of the Rights Certificate evidencing Rights surrendered for exercise or exchange or to issue or deliver any certificates representing Preferred Shares upon the exercise or exchange of any Rights until any such tax or charge shall have been paid (any such tax or charge being payable by the holder of such Rights Certificate at the time of surrender) or until it has been established to the Company's and the Rights Agent's satisfaction that no such tax or charge is due.

      SECTION 10. PREFERRED SHARES RECORD DATE

      Each Person in whose name any certificate for Preferred Shares is issued upon the exercise or exchange of Rights shall for all purposes be deemed to have become the holder of record of the Preferred Shares represented thereby on, and such certificate shall be dated, the date on which the Rights Certificate evidencing such Rights was duly surrendered and payment of any Purchase Price (and any applicable taxes and governmental charges ) was made; provided, however, that if the date of such surrender and payment is a date on which the Preferred Shares transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such Preferred Shares on, and such certificate shall be dated, the next succeeding Business Day on which the Preferred Shares transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Rights Certificate shall not be entitled to any rights of a holder of Preferred Shares for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

      SECTION 11. ADJUSTMENTS IN RIGHTS AFTER THERE IS AN ACQUIRING PERSON; EXCHANGE OF RIGHTS FOR SHARES; BUSINESS COMBINATIONS

      (a) Upon a Person becoming an Acquiring Person, each holder of a Right, except as provided in Section 7(e) hereof, shall thereafter have a right to receive, upon exercise thereof for the Purchase Price in accordance with the terms of this Rights Agreement, such number of shares of Common Stock as shall equal the result obtained by multiplying the Purchase Price by a fraction, the numerator of which is the number of one one-hundredths of a Preferred Share for which a Right is then exercisable and the denominator of which is 50% of the Market Value of the Common Stock on the date on which a Person becomes an Acquiring Person. As soon as practicable after a Person becomes an Acquiring Person (provided the Company shall not have elected to make the exchange permitted by Section 11(b)(i) hereof for all outstanding Rights), the Company shall use its commercially reasonable efforts to:

            (i) prepare and file a registration statement under the Securities Act, on an appropriate form, with respect to the securities purchasable upon exercise of the Rights;

            (ii) cause such registration statement to become effective as soon as practicable after such filing;

            (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the Expiration Date; and

            (iv) qualify or register the securities purchasable upon exercise of the Rights under the blue sky or securities laws of such jurisdictions as may be necessary or appropriate.

      (b) (i) The Company's Board of Directors may, at its option, at any time after a Person becomes an Acquiring Person, mandatorily exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that shall have become null and void and nontransferable pursuant to the provisions of Section 7(e) hereof) for consideration per Right consisting of either (A) one-half of the securities that would be issuable at such time upon the exercise of one Right in accordance with Section 11(a) hereof, or, if applicable, Section 9(b)(ii) or 9(b)(iii) hereof or (B) if applicable, the cash consideration specified in Section 9(b)(i) hereof (the consideration issuable per Right pursuant to this Section 11(b)(i) being the "Exchange Consideration"). The Company's Board of Directors may, at its option, issue, in substitution for Preferred Shares, Common Shares in an amount per Preferred Share equal to the Formula Number if there are sufficient Common Shares issued but not outstanding or authorized but unissued. If the Company's Board of Directors elects to exchange all the Rights for the Exchange Consideration pursuant to this Section 11(b)(i) prior to the physical distribution of the Rights Certificates, the Company may distribute the Exchange Consideration in lieu of distributing Rights Certificates, in which case for purposes of this Rights Agreement holders of Rights shall be deemed to have simultaneously received and surrendered for exchange Rights Certificates on the date of such distribution. Notwithstanding the foregoing, the Board of Directors shall not be empowered to effect such exchange at any time after any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any such Subsidiary, or any Person holding Common Shares for or pursuant to the terms of any such plan), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of more than 50% of the Common Shares then outstanding.

            (ii) Any action of the Company's Board of Directors ordering the exchange of any Rights pursuant to Section 11(b)(i) hereof shall be irrevocable and, immediately upon the taking of such action and without any further action and without any notice, the right to exercise any such Right pursuant to Section 11(a) hereof shall terminate and the only right thereafter of a holder of such Right shall be to receive the Exchange Consideration in exchange for each such Right held by such holder or, if the Exchange Consideration shall not have been paid or issued, to exercise any such Right pursuant to Section 11(c)(i) hereof. The Company shall promptly notify the Rights Agent in writing whenever it makes a public announcement pursuant to this Section 11(b)(ii) and give the Rights Agent a copy of such announcement; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company promptly shall mail a notice of any such exchange to the Rights Agent and to all holders of such Rights at their last addresses as they appear on the registry books of the Rights Agent. Any notice that is mailed in the manner provided in this Rights Agreement shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange shall state the method by which the exchange of the Rights for the Exchange Consideration will be effected and, in the event of any partial exchange, the number of Rights that will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights that shall have become null and void and nontransferable pursuant to the provisions of Section 7(e) hereof) held by each holder of Rights.

      (c) (i) In the event that, following a Distribution Date, any transactions specified in the following clause (A), (B) or (C) of this Section 11(c)(i) (each such transaction being a "Business Combination") shall be consummated, directly or indirectly:

            (A) the Company shall consolidate with, or merge with and into, any Acquiring Person or any Affiliate or Associate of an Acquiring Person;

            (B) any Acquiring Person or any Affiliate or Associate of an Acquiring Person shall merge with and into the Company and, in connection with such merger, all or part of the Common Shares shall be changed into or exchanged for capital stock or other securities of the Company or of an Acquiring Person or any Affiliate or Associate of an Acquiring Person or cash or any other property; or

            (C) the Company shall sell, lease, exchange or otherwise transfer or dispose of (or one or more of its Subsidiaries shall sell, lease, exchange or otherwise transfer or dispose of), in one or more transactions, the Major Part of the assets of the Company and its Subsidiaries (taken as a whole) to an Acquiring Person or any Affiliate or Associate of an Acquiring Person;

then, in each such case, proper provision shall be made so that each holder of a Right, except as provided in Section 7(e) hereof, shall thereafter have the right to receive, upon the exercise thereof for the Purchase Price in accordance with the terms of this Rights Agreement, the securities specified below (or, at such holder's option, the securities specified in Section 11(a) hereof if the Company is the surviving corporation in such Business Combination):

                  (1) If the Principal Party in such Business Combination has Registered Common Shares outstanding, each Right shall thereafter represent the right to receive, upon the exercise thereof for the Purchase Price in accordance with the terms of this Rights Agreement, such number of Registered Common Shares of such Principal Party, free and clear of all liens, encumbrances or other adverse claims, as shall have an aggregate Market Value equal to the result obtained by multiplying the Purchase Price by two; or

                  (2) If the Principal Party in such Business Combination does not have Registered Common Shares outstanding, each Right shall thereafter represent the right to receive, upon the exercise thereof for the Purchase Price in accordance with the terms of this Rights Agreement, at the election of the holder of such Right at the time of the exercise thereof, any of:

                        (x) such number of Common Shares of the Surviving Person in such Business Combination as shall have an aggregate Book Value immediately after giving effect to such Business Combination equal to the result obtained by multiplying the Purchase Price by two;

                        (y) such number of Common Shares of the Principal Party in such Business Combination (if the Principal Party is not also the Surviving Person in such Business Combination) as shall have an aggregate Book Value immediately after giving effect to such Business Combination equal to the result obtained by multiplying the Purchase Price by two; or

                        (z) if the Principal Party in such Business Combination is an Affiliate of one or more Persons which has Registered Common Shares outstanding, such number of Registered Common Shares of whichever of such Affiliates of the Principal Party has Registered Common Shares with the greatest aggregate Market Value on the date of consummation of such Business Combination as shall have an aggregate Market Value on the date of such Business Combination equal to the result obtained by multiplying the Purchase Price by two.

            (ii) The Company shall not consummate any Business Combination unless each issuer of Common Shares for which Rights may be exercised, as set forth in this Section 11(c), shall have sufficient authorized Common Shares that have not been issued or reserved for issuance (and that shall, when issued upon exercise thereof in accordance with this Rights Agreement, be validly issued, fully paid and nonassessable and free of preemptive rights, rights of first refusal or any other restrictions or limitations on the transfer or ownership thereof) to permit the exercise in full of the Rights in accordance with this
Section 11(c) and unless prior thereto:

            (A) a registration statement under the Securities Act, on an appropriate form, with respect to the Rights and the Common Shares of such issuer purchasable upon exercise of the Rights, shall be effective; and

             (B) the Company and each such issuer shall have:

                  (1) executed and delivered to the Rights Agent a supplemental agreement providing for the assumption by such issuer of the obligations set forth in this Section 11(c) (including the obligation of such issuer to issue Common Shares upon the exercise of Rights in accordance with the terms set forth in Sections 11(c)(i) and 11(c)(iii)) and further providing that such issuer, at its own expense, will use its best efforts to:

                        (x) cause a registration statement under the Securities Act, on an appropriate form, with respect to the Rights and the Common Shares of such issuer purchasable upon exercise of the Rights, to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the Expiration Date;

                        (y) qualify or register the Rights and the Common Shares of such issuer purchasable upon exercise of the Rights under the blue sky or securities laws of such jurisdictions as may be necessary or appropriate; and

                        (z) list the Rights and the Common Shares of such issuer purchasable upon exercise of the Rights on each national securities exchange on which the Common Shares were listed prior to the consummation of the Business Combination or, if the Common Shares were not listed on a national securities exchange prior to the consummation of the Business Combination, on a national securities exchange;

                  (2) furnished to the Rights Agent a written opinion of independent counsel stating that such supplemental agreement is a valid, binding and enforceable agreement of such issuer; and

                  (3) filed with the Rights Agent a certificate of a nationally recognized firm of independent accountants setting forth the number of Common Shares of such issuer that may be purchased upon the exercise of each Right after the consummation of such Business Combination.

            (iii) After consummation of any Business Combination and subject to the provisions of Section 11(c)(ii) hereof, (A) each issuer of Common Shares for which Rights may be exercised as set forth in this Section 11(c) shall be liable for, and shall assume, by virtue of such Business Combination, all the obligations and duties of the Company pursuant to this Rights Agreement, (B) the term "Company" shall thereafter be deemed to refer to such issuer, (C) each such issuer shall take such steps in connection with such consummation as may be necessary to ensure that the provisions of this Rights Agreement (including the provisions of Sections 11(a) and 11(c) hereof) shall thereafter apply, as nearly as reasonably may be, in relation to its Common Shares thereafter deliverable upon the exercise of the Rights, and (D) the number of Common Shares of each such issuer thereafter receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions of Sections 11 and 12 hereof, and the provisions of Sections 7, 9 and 10 hereof with respect to the Preferred Shares shall apply, as nearly as reasonably may be, on like terms to any such Common Shares.

      SECTION 12. CERTAIN ADJUSTMENTS

      (a) To preserve the actual or potential economic value of the Rights, if at any time after the date of this Rights Agreement there shall be any change in the Common Stock or the Preferred Shares, whether by reason of stock dividends, stock splits, recapitalizations, mergers, consolidations, combinations or exchanges of securities, split-ups, split-offs, spin-offs, liquidations, other similar changes in capitalization, any distribution or issuance of cash, assets, evidences of indebtedness or subscription rights, options or warrants to holders of Common Stock or Preferred Shares, as the case may be (other than distribution of the Rights or regular quarterly cash dividends), or otherwise, then, in each such event the Company's Board of Directors shall make such appropriate adjustments in the number of Preferred Shares (or the number and kind of other securities) issuable upon exercise of each Right, the Purchase Price and Redemption Price in effect at such time and the number of Rights outstanding at such time (including the number of Rights or fractional Rights associated with each share of Common Stock) such that following such adjustment such event shall not have had the effect of reducing or limiting the benefits the holders of the Rights would have had absent such event.

      (b) If, as a result of an adjustment made pursuant to Section 12(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any securities other than Preferred Shares, then the number of such securities so receivable upon exercise of any Right thereafter shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions of Sections 11 and 12 hereof, and the provisions of Sections 7, 9 and 10 hereof with respect to the Preferred Shares shall apply, as nearly as reasonably may be possible, on like terms to any such other securities.

      (c) All Rights originally issued by the Company subsequent to any adjustment made to the amount of Preferred Shares or other securities relating to a Right shall evidence the right to purchase, for the Purchase Price, the adjusted number and kind of securities purchasable from time to time under this Rights Agreement upon exercise of the Rights, all subject to further adjustment as provided in this Rights Agreement.

      (d) Irrespective of any adjustment or change in the Purchase Price or the number of Preferred Shares or number or kind of other securities issuable upon the exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the terms that were expressed in the initial Rights Certificates issued under this Rights Agreement.

      (e) In any case in which action taken pursuant to Section 12(a) hereof requires that an adjustment be made effective as of a record date for a specified event, the Company may elect to defer (and shall give prompt written notice of such election to the Rights Agent), until the occurrence of such event, issuing to the holder of any Right exercised after such record date the Preferred Shares and/or other securities, if any, issuable upon such exercise over and above the Preferred Shares and/or other securities, if any, issuable before giving effect to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional securities upon the occurrence of the event requiring such adjustment.

      SECTION 13. CERTIFICATE OF ADJUSTMENT

      Whenever an adjustment is made or any event affecting the Rights or their exercisability (including without limitation an event that causes Rights to become null and void) occurs as provided in Section 11 or 12 hereof, the Company shall (a) promptly prepare a certificate setting forth such adjustment and a brief, reasonably detailed statement of the facts and computations accounting for such adjustment, (b) promptly file with the Rights Agent and with each transfer agent for the Preferred Shares a copy of such certificate, and (c) mail a brief summary thereof to each holder of a Rights Certificate (or, prior to the Distribution Date, of Common Stock) in accordance with Section 25 hereof. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment or statements contained therein, and shall have no duty or liability with respect to, and shall not be deemed to have knowledge of, any such adjustment or any such event unless and until it shall have received such a certificate.

      SECTION 14. ADDITIONAL COVENANTS

      (a) Notwithstanding any other provision of this Rights Agreement, no adjustment to the number of Preferred Shares (or fraction of a share) or other securities for which a Right is exercisable or the number of Rights outstanding or associated with each Common Share or any similar or other adjustment shall be made or be effective if such adjustment would have the effect of reducing or limiting the benefits the holders of the Rights would have had absent such adjustment, including, without limitation, the benefits under Sections 11 and 12 hereof, unless the terms of this Rights Agreement are amended so as to preserve such benefits.

      (b) The Company shall not, after the Distribution Date, except as permitted by Section 26 hereof, take (or permit any Subsidiary of the Company to take) any action if at the time such action is taken it is reasonably foreseeable that such action will reduce or otherwise limit the benefits the holders of the Rights would have had absent such action, including, without limitation, the benefits under Sections 11 and 12 hereof. Any action taken by the Company during any period after any Person becomes an Acquiring Person but prior to the Distribution Date shall be null and void unless such action could be taken under this Section 14(b) from and after the Distribution Date. The Company shall not consummate any Business Combination if any issuer of Common Shares for which Rights may be exercised after such Business Combination in accordance with Section 11(c) hereof shall have taken any action that reduces or otherwise limits the benefits the holders of the Rights would have had absent such action, including the benefits under Sections 11 and 12 hereof.

      SECTION 15. FRACTIONAL RIGHTS AND FRACTIONAL SHARES

      (a) The Company may, but shall not be required to, issue fractional Rights or distribute Rights Certificates that evidence fractional Rights. In lieu of such fractional Rights, the Company may pay to the registered holders of the Rights Certificates with regard to which such fractional Rights would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole Right. For purposes of this Section 15(a), the current market value of a whole Right shall be the closing price of the Rights (as determined pursuant to the second and third sentences of the definition of Market Value contained in Section 1 hereof) for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable.

      (b) The Company may, but shall not be required to, issue fractional Preferred Shares upon exercise of the Rights or distribute certificates that evidence fractional Preferred Shares. In lieu of fractional Preferred Shares, the Company may elect to (i) utilize a depository arrangement as provided by the terms of the Preferred Shares or (ii) in the case of a fractional Preferred Share (other than one one-hundredth (1/100th) of a Preferred Share or any integral multiple thereof), pay to the registered holders of Rights Certificates at the time such Rights are exercised as provided in this Rights Agreement an amount in cash equal to the same fraction of the current market value of one Preferred Share, if any are outstanding and publicly traded (or the Formula Number times the current market value of one share of Common Stock if the Preferred Shares are not outstanding and publicly traded). For purposes of this
Section 15(b), the current market value of a Preferred Share (or share of Common Stock) shall be the closing price of a Preferred Share (or share of Common Stock) (as determined pursuant to the second and third sentences of the definition of Market Value contained in Section 1 hereof) for the Trading Day immediately prior to the date of such exercise. If, as a result of an adjustment made pursuant to Section 12(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any securities other than Preferred Shares, the provisions of this Section 15(b) shall apply, as nearly as reasonably may be, on like terms to such other securities.

      (c) The Company may, but shall not be required to, issue fractional Common Shares upon exchange of Rights pursuant to Section 11(b) hereof, or to distribute certificates that evidence fractional Common Shares. In lieu of such fractional Common Shares, the Company may pay to the registered holders of Rights Certificates with regard to which such fractional Common Shares would otherwise be issuable an amount in cash equal to the same fraction of the current Market Value of one Common Share as of the date on which a Person became an Acquiring Person.

      (d) Each holder of Rights, by accepting the Rights, expressly waives his, her or its right to receive any fractional Rights or any fractional shares upon exercise of a Right, except as provided in this Section 15.

      (e) Whenever a payment for fractional Rights or fractional shares is to be made by the Rights Agent, the Company shall (i) promptly prepare and deliver to the Rights Agent a certificate setting forth in reasonable detail the facts related to such payment and the prices and/or formulas utilized in calculating such payments, and (ii) provide sufficient monies to the Rights Agent in the form of fully collected funds to make such payments. The Rights Agent shall be fully protected in relying upon such a certificate and shall have no duty with respect to, and shall not be deemed to have knowledge of any payment for fractional Rights or fractional shares under any Section of this Rights Agreement relating to the payment of fractional Rights or fractional shares unless and until the Rights Agent shall have received such a certificate and sufficient monies.

      SECTION 16. RIGHTS OF ACTION

      (a) All rights of action in respect of this Rights Agreement, excepting the rights of action given to the Rights Agent under Sections 19 and 21 hereof, are vested in the respective registered holders of the Rights Certificates (and, prior to the Distribution Date, the registered holders of the Common Stock), and any registered holder of any Rights Certificate (or, prior to the Distribution Date, of the Common Stock), without the consent of the Rights Agent or of the holder of any other Rights Certificate (or, prior to the Distribution Date, of the Common Stock), may, in his, her or its own behalf and for his, her or its own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his, her or its right to exercise the Rights evidenced by such Rights Certificate in the manner provided in such Rights Certificate and in the Rights Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach by the Company of this Rights Agreement and shall be entitled to specific performance of the obligations of any Person under, and injunctive relief against actual or threatened violations by the Company of the obligations of any Person subject to, this Rights Agreement.

      (b) Any holder of Rights who prevails in an action to enforce the provisions of this Rights Agreement against the Company shall be entitled to recover the reasonable costs and expenses, including attorneys' fees, incurred in such action.

      (c) Notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Rights Agreement by reason of any preliminary or permanent injunction or other order, judgment, decree or ruling (whether interlocutory or final) issued by a court or by a governmental, regulatory, self regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, that the Company must use all reasonable efforts to have any such injunction, order, judgment, decree or ruling lifted or otherwise overturned as soon as possible.

      SECTION 17. AGREEMENT OF RIGHTS HOLDERS

      Every holder of a Right, by accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

      (a) prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of the Common Stock, and the Rights associated with each share of Common Stock shall be automatically transferred upon the transfer of each share of Common Stock;

      (b) after the Distribution Date, the Rights Certificates will be transferable, subject to Section 7(e) hereof, only on the registry books of the Rights Agent if surrendered at the office of the Rights Agent designated for such purpose, duly endorsed or accompanied by a proper instrument of transfer with all required certifications completed; and

      (c) the Company and the Rights Agent may deem and treat the Person in which name a Rights Certificate (or, prior to the Distribution Date, the associated Common Stock certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Rights Certificates or the associated Common Stock certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary.

      SECTION 18. RIGHTS CERTIFICATE HOLDER NOT DEEMED A SHAREHOLDER

      No holder, as such, of any Rights Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Preferred Shares or of any other securities of the Company that may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained in this Rights Agreement or in any Rights Certificate be construed to confer upon the holder of any Rights Certificate, as such, any of the rights of a shareholder of the Company, including, without limitation, any right to vote for the election of directors or on any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders, or to receive dividends or other distributions or subscription rights, or otherwise, until the Right or Rights evidenced by such Rights Certificate shall have been exercised in accordance with the provisions of this Rights Agreement.

      SECTION 19. CONCERNING THE RIGHTS AGENT

      (a) The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it under this Rights Agreement and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and disbursements and other disbursements incurred in preparing, negotiating, delivering, amending, administering and executing this Rights Agreement and exercising and performing its duties under this Rights Agreement, including any taxes or governmental charges imposed as a result of any action taken by it hereunder (other than taxes on the fees payable to it). The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, damage, judgment, fine, penalty, claim, demand, settlement, cost or expense (including without limitation, the reasonable fees and expenses of legal counsel) incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent (which gross negligence, bad faith or willful misconduct must be determined by final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction) on the part of the Rights Agent for any action taken, suffered or omitted by the Rights Agent in connection with the execution, acceptance, administration, exercise or performance of its duties under this Rights Agreement, including, without limitation, the costs and expenses of defending against any claim of liability arising therefrom, directly or indirectly. The provisions of this Section 19 and Section 21 below shall survive the termination of this Rights Agreement, the exercise or expiration of the Rights and the resignation or removal of the Rights Agent. The costs and expenses incurred in enforcing this right of indemnification by the Rights Agent shall be paid by the Company.

      (b) The Rights Agent shall be authorized to rely on, shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its acceptance and administration of this Rights Agreement or the exercise or performance of its duties hereunder, in reliance on any Rights Certificate or certificate for the Preferred Shares or Common Stock or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged by the proper Person or Persons, or otherwise upon the advice of counsel as set forth in Section 21. The Rights Agent shall not be deemed to have knowledge of any event of which it was supposed to receive notice thereof hereunder, and the Rights Agent shall be fully protected and shall incur no liability for failing to take any action in connection therewith unless and until it has received such notice in writing.

      SECTION 20. MERGER OR CONSOLIDATION OR CHANGE OF NAME OF RIGHTS AGENT

      (a) Any Person into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any Person succeeding to the business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Rights Agreement without the execution or filing of any paper or any further act on the part of any of the parties to this Rights Agreement; provided, however, that such Person would be eligible for appointment as a successor Rights Agent under the provisions of Section 22 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Rights Agreement, any of the Rights Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Rights Certificates so countersigned; and, in case at that time any of the Rights Certificates shall not have been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and, in all such cases, such Rights Certificates shall have the full force provided in the Rights Certificates and in this Rights Agreement.

      (b) In case at any time the name of the Rights Agent shall be changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and, in case at that time any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and, in all such cases, such Rights Certificates shall have the full force provided in the Rights Certificates and in this Rights Agreement.

      SECTION 21. RIGHTS AND DUTIES OF RIGHTS AGENT

      The Rights Agent undertakes to perform only the duties and obligations, expressly imposed by this Rights Agreement (and no implied duties or obligations) upon the following terms and conditions, by all of which the Company and the holders of the Rights Certificates (or, prior to the Distribution Date, of the Common Stock), by their acceptance thereof, shall be bound:

      (a) The Rights Agent may consult with legal counsel of its choice (who may be legal counsel for the Company, or may be an employee of the Rights Agent), and the advice or opinion of such counsel shall be full and complete authorization and protection to the Rights Agent, and the Rights Agent shall incur no liability for or in respect of any action taken, suffered or omitted by it in accordance with such advice or opinion.

      (b) Whenever in the performance of its duties under this Rights Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including, without limitation, the identity of any Acquiring Person and the determination of "current market price") be proved or established by the Company prior to taking, suffering or omitting any action under this Rights Agreement, such fact or matter (unless other evidence in respect thereof be specifically prescribed in this Rights Agreement) may be deemed to be conclusively proved and established by a certificate signed by any one of the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, a Vice President (whether preceded by any additional title), the Treasurer or the Secretary of the Company and delivered to the Rights Agent, and such certificate shall be full and complete authorization and protection to the Rights Agent, and the Rights Agent shall incur no liability for or in respect of any action taken or suffered or omitted to be taken by it under the provisions of this Rights Agreement in reliance upon such certificate.

      (c) The Rights Agent shall be liable under this Rights Agreement to the Company and any other Person only for its own gross negligence, bad faith or willful misconduct (which gross negligence, bad faith or willful misconduct must be determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction). Anything in this Rights Agreement to the contrary notwithstanding, in no event shall the Rights Agent be liable for special, punitive, indirect, incidental or consequential loss or damage of any kind whatsoever (including, but not limited to, lost profits), even if the Rights Agent has been advised of the possibility or likelihood of such loss or damage. Any liability of the Rights Agent under this Agreement will be limited to the amount of annual fees paid by the Company to the Rights Agent.

      (d) The Rights Agent shall not have any liability for, nor be liable for or by reason of any of the statements of fact or recitals contained in this Rights Agreement or in the Rights Certificates (except as to its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

      (e) The Rights Agent shall not have any liability for, nor be under any responsibility in respect of the validity of this Rights Agreement or the execution and delivery hereof (except the due execution of this Rights Agreement by the Rights Agent) or in respect of the validity or execution of any Rights Certificate (except its countersignature thereof); it shall not be responsible for any breach by the Company of any covenant or condition contained in this Rights Agreement or in any Rights Certificate; it shall not be responsible for any change or adjustment in the terms of the Rights including any adjustment required under the provisions of Section 11 or 12 hereof or for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Rights Certificates after actual notice of any such adjustment, upon which the Rights Agent may rely); it shall not by any act under this Rights Agreement be deemed to make any representation or warranty as to the authorization or reservation of any Preferred Shares or Common Stock to be issued pursuant to this Rights Agreement or any Rights Certificate or as to whether any Preferred Shares or Common Stock will, when so issued, be validly authorized and issued, fully paid and nonassessable; and it shall not be responsible for any change in the exercisability of the Rights (including the Rights becoming null and void hereunder).

      (f) The Company agrees that it shall perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Rights Agreement.

      (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties under this Rights Agreement from any one of the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, a Vice President (whether preceded by any additional title), the Treasurer or the Secretary of the Company, and to apply to such officers for advice or instructions in connection with its duties, and such advice or instructions shall be full authorization and protection to the Rights Agent and the Rights Agent shall incur no liability (i) for or in respect of any action taken, suffered or omitted by it, in accordance with the advice or instructions of any such officer or (ii) in failing to take action prior to receiving such advice or instruction. The Rights Agent shall be fully authorized and protected in relying upon the most recent instructions received by any such officer. Any application by the Rights Agent for written instructions from the Company may, at the option of the Rights Agent, set forth in writing any action proposed to be taken, suffered or omitted by the Rights Agent under this Rights Agreement and the date on and/or after which such action shall be taken or suffered or such omission shall be effective. The Rights Agent shall not be liable for any action taken or suffered by, or omission or, the Rights Agent in accordance with a proposal included in any such application on or after the date specified therein (which date shall not be less than five Business Days after the date any such officer of the Company actually receives such application, unless any such officer shall have consented in writing to an earlier date) unless, prior to taking, suffering or omitting any such action (or the effective date in case of an omission), the Rights Agent has received written instructions in response to such application specifying the action to be taken, suffered or omitted.

      (h) The Rights Agent and any shareholder, Affiliate, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though the Rights Agent were not the Rights Agent under this Rights Agreement. Nothing in this Rights Agreement shall preclude the Rights Agent or any such shareholder, Affiliate, director, officer or employee from acting in any other capacity for the Company or for any other Person.

      (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty under this Rights Agreement either itself (through its directors, officers and employees) or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, omission, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company or any other Person resulting from any such act, omission, default, neglect or misconduct absent any gross negligence, bad faith or willful misconduct (which gross negligence, bad faith or willful misconduct must be determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction) in the selection and continued employment thereof.

      (j) No provision of this Rights Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if it believes that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

      (k) If, with respect to any Rights Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has not been completed, the Company and the Rights Agent will deem the beneficial owner of the rights evidenced by such Rights Certificate to be an Acquiring Person or an Affiliate or Associate thereof and such assignment or election to purchase will not be honored.

      SECTION 22. CHANGE OF RIGHTS AGENT

      The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Rights Agreement upon thirty (30) days' notice in writing mailed to the Company and to each transfer agent of the Common Stock or the Preferred Shares known to the Rights Agent by registered or certified mail, and to the holders of the Rights Certificates (or, prior to the Distribution Date, of the Common Stock) by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon thirty (30) days' notice in writing mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Stock or the Preferred Shares by registered or certified mail, and to the holders of the Rights Certificates (or, prior to the Distribution Date, of the Common Stock) by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of thirty (30) days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Rights Certificate (or, prior to the Distribution Date, of Common Stock) (who shall, with such notice, submit his, her or its Rights Certificate or, prior to the Distribution Date, the certificate representing his, her or its Common Stock, for inspection by the Company), then the registered holder of any Rights Certificate (or, prior to the Distribution Date, of the Common Stock) may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be either (A) a Person in good standing organized and doing business under the laws of the United States or of any state of the United States so long as such Person is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least fifty million dollars ($50,000,000), or (B) an Affiliate of a Person described in clause (A) of this sentence. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; provided, however, that the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it under this Rights Agreement, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Stock and the Preferred Shares, and mail a notice thereof in writing to the registered holders of the Rights Certificates (or, prior to the Distribution Date, of the Common Stock). Failure to give any notice provided for in this
Section 22, however, or any defect therein shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

      SECTION 23. ISSUANCE OF ADDITIONAL RIGHTS AND RIGHTS CERTIFICATES

      Notwithstanding any of the provisions of this Rights Agreement or of the Rights to the contrary, the Company may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change made in accordance with the provisions of this Rights Agreement. In addition, in connection with the issuance or sale of Common Stock following the Distribution Date and prior to the earlier of the Redemption Date and the Expiration Date, the Company (a) shall issue, with respect to Common Stock so issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement, or upon the exercise, conversion or exchange of securities, notes or debentures issued by the Company, and (b) may issue, in any other case, if deemed necessary or appropriate by the Company's Board of Directors, Rights Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided, however, that (i) no such Rights Certificate shall be issued if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the Person to whom such Rights Certificate would be issued, (ii) no such Rights Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof, and (iii) no such Rights Certificate shall be issued to an Acquiring Person or an Affiliate or Associate of any Acquiring Person.

      SECTION 24. REDEMPTION AND TERMINATION

      (a) The Company's Board of Directors may, at its option, at any time prior to the earlier of (i) such time as any Person becomes an Acquiring Person and
(ii) the Close of Business on the Expiration Date, order the redemption of all, but not fewer than all, the then outstanding Rights at the Redemption Price (the date of such redemption being the "Redemption Date"), and the Company, at its option, may pay the Redemption Price either in cash or in Common Shares or other securities of the Company deemed by the Board of Directors, in the exercise of its sole discretion, to be at least equivalent in value to the Redemption Price. The redemption of the Rights by the Board of Directors may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish.

      (b) Immediately upon the action of the Company's Board of Directors ordering the redemption of the Rights, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price. Within ten (10) Business Days after the action of the Company's Board of Directors ordering the redemption of the Rights, the Company shall give notice of such redemption to the Rights Agent and to the holders of the then outstanding Rights by mailing such notice to all such holders at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Stock. Each such notice of redemption will state the method by which payment of the Redemption Price will be made. The notice, if mailed in the manner provided in this Rights Agreement, shall be conclusively presumed to have been duly given, whether or not the holder of Rights receives such notice. In any case, failure to give such notice by mail, or any defect in the notice, to any particular holder of Rights shall not affect the sufficiency of the notice to other holders of Rights.

      SECTION 25. NOTICES

      Notices or demands authorized by this Rights Agreement to be given or made by the Rights Agent or by the holder of a Rights Certificate (or, prior to the Distribution Date, of Common Stock) to or on the Company shall be sufficiently given or made if delivered by facsimile transmission (provided confirmation of receipt is received immediately thereafter) or sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

                             First Montauk Financial Corp.
                             Parkway 109 Office Center
                             328 Newman Springs Road
                             Red Bank, New Jersey  07701
                             Attention: President and Chief Executive Officer Facsimile No.: (732) 842-9047


Subject to the provisions of Section 22 hereof, notices or demands authorized by this Rights Agreement to be given or made by the Company or by the holder of a Rights Certificate (or, prior to the Distribution Date, of Common Stock) to or on the Rights Agent shall be sufficiently given or made if delivered by facsimile transmission (provided confirmation of receipt is received immediately thereafter) or sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

                             Continental Stock Transfer & Trust Company
                             17 Battery Place
                             New York, NY 10004
                             Attention:  Compliance Department
                             Facsimile No.: (212) 616-7608


Notices or demands authorized by this Rights Agreement to be given or made by the Company or the Rights Agent to any holder of a Rights Certificate (or, prior to the Distribution Date, of Common Stock) shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at such holder's address as shown on the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Stock.

      SECTION 26. SUPPLEMENTS AND AMENDMENTS

      At any time prior to the time any Person becomes an Acquiring Person and subject to the last two sentences of this Section 26, the Company may, subject to the other terms and conditions of this Rights Agreement, and the Rights Agent shall if the Company so directs, supplement or amend any provision of this Rights Agreement (including, without limitation, the date on which the Distribution Date or the Expiration Date shall occur, the amount of the Purchase Price, the definition of "Acquiring Person," the time during which the Rights may be redeemed pursuant to Section 24 hereof or any provision of the Certificate of Designation) without the approval of any holder of the Rights. From and after the time any Person becomes an Acquiring Person and subject to applicable law and the last two sentences of this Section 26, the Company may, and the Rights Agent shall if the Company so directs, amend this Rights Agreement without the approval of any holder of Rights Certificates to (a) cure any ambiguity or correct or supplement any provision contained in this Rights Agreement that may be defective or inconsistent with any other provision of this Rights Agreement or (b) make any other provision in regard to matters or questions arising under this Rights Agreement that the Company may deem necessary or desirable and that shall not adversely affect the interests of the Rights Agent or the holders of Rights Certificates (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person). Any supplement or amendment adopted during any period after any Person has become an Acquiring Person but prior to the Distribution Date shall be null and void unless such supplement or amendment could have been adopted under the prior sentence from and after the Distribution Date. Upon the receipt of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 26 and, provided such supplement or amendment does not change or affect the Rights Agent's rights, duties, liabilities, obligations or immunities hereunder, the Rights Agent shall execute such supplement or amendment. In addition, notwithstanding anything to the contrary contained in this Rights Agreement, no supplement or amendment to this Rights Agreement shall be made which reduces the Redemption Price (except as required by Section 12(a) hereof) and the Rights Agent may, but shall not be obligated to, enter into any supplement or amendment that affects the Rights Agent's own rights, duties, obligations or immunities under this Rights Agreement.

      SECTION 27. SUCCESSORS

      All the covenants and provisions of this Rights Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns under this Rights Agreement.

      SECTION 28. BENEFITS OF THIS RIGHTS AGREEMENT; DETERMINATIONS AND ACTIONS BY THE COMPANY'S BOARD OF DIRECTORS

      (a) Nothing in this Rights Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, of the Common Stock) any legal or equitable right, remedy or claim under this Rights Agreement; provided, however, that this Rights Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, of the Common Stock).

      (b) Except as explicitly otherwise provided in this Rights Agreement, the Company's Board of Directors shall have the exclusive power and authority to administer this Rights Agreement and to exercise all rights and powers specifically granted to the Company's Board of Directors or to the Company, or as may be necessary or advisable in the administration of this Rights Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Rights Agreement and (ii) make all determinations or calculations deemed necessary or advisable for the administration of this Rights Agreement (including, without limitation, a determination to redeem or not redeem the Rights or to amend this Rights Agreement and a determination of whether there is an Acquiring Person). All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) that are done or made by the Board of Directors in good faith, shall (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights, as such, and all other Persons, and (y) not subject the Board of Directors to any liability to the holders of the Rights. The Rights Agent shall always be entitled to assume that the Board of Directors acted in good faith and shall be fully protected and incur no liability in reliance thereon.

      (c) Nothing contained in this Rights Agreement shall be deemed to be in derogation of the obligation of the Board of Directors to exercise its fiduciary duty. Without limiting the foregoing, nothing contained herein shall be construed to suggest or imply that the Board of Directors shall not be entitled to reject any tender offer or other acquisition proposal, or to recommend that holders of Common Stock reject any tender offer, or to take any other action (including the commencement, prosecution, defense or settlement of any litigation and the submission of additional or alternative offers or other proposals) with respect to any tender offer or other acquisition proposal that the Board of Directors believes is necessary or appropriate in the exercise of such fiduciary duty.

      SECTION 29. SEVERABILITY

      If any term, provision, covenant or restriction of this Rights Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Rights Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

      SECTION 30. GOVERNING LAW

      This Rights Agreement and each Rights Certificate issued under this Rights Agreement shall be deemed to be a contract made under the laws of the State of New Jersey and for all purposes shall be governed by and construed in accordance with the law of such State applicable to contracts to be made and performed entirely within such State; provided, however, that all provisions regarding the rights, duties and obligations of the Rights Agent shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such state, without regard to the principles or rules concerning conflicts of laws which might otherwise require application of the substantive laws of another jurisdiction.

      SECTION 31. COUNTERPARTS; EFFECTIVENESS

      This Rights Agreement may be executed in any number of counterparts, each of which shall for all purposes be deemed to be an original, and all of which shall together constitute but one and the same instrument. This Rights Agreement shall be effective as of the Close of Business on the date of this Rights Agreement first set forth above.

      SECTION 32. DESCRIPTIVE HEADINGS

      Descriptive headings of the several Sections of this Rights Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions of this Rights Agreement.

      IN WITNESS WHEREOF, the parties hereto have caused this Rights Agreement to be duly executed as of the day and year first above written.

                                      FIRST MONTAUK FINANCIAL CORP.

                                 By:  /s/ Victor K. Kurylak

                                      -------------------------------
                                      Name:Victor K. Kurylak
                                      Its: President and Chief Executive Officer

                                      CONTINENTAL STOCK TRANSFER & TRUST
                                       COMPANY, as Rights Agent

                                 By:  /s/  Gregory Denman

                                      -------------------------------
                                      Name:   Gregory Denman
                                      Its:  Vice President

                                  EXHIBIT INDEX


Exhibit    Description

A Certificate of Amendment to Designate the Relative Rights, Preference and Limitations and Number of Shares of Series C Participating Cumulative Preferred Stock

B          Form of Rights Certificate

C          Summary of Rights to Purchase Preferred Shares

--------------------------------------------------------------------------------

                                    EXHIBIT A


                          FIRST MONTAUK FINANCIAL CORP.

                    CERTIFICATE OF AMENDMENT TO DESIGNATE THE
                        RELATIVE RIGHTS, PREFERENCES AND
                        LIMITATIONS AND NUMBER OF SHARES
                                       OF
                SERIES C PARTICIPATING CUMULATIVE PREFERRED STOCK

                   (Pursuant to Section l4A:7-2 of the General
                  Corporations Law of the State of New Jersey)


         First Montauk Financial Corp., a corporation organized and existing under the laws of the State of New Jersey, DOES HEREBY CERTIFY THAT:

                  FIRST:   The name of the Corporation is First Montauk
Financial Corp.

                  SECOND: Pursuant to authority conferred upon the Board of Directors by the Amended and Restated Certificate of Incorporation ("Certificate of Incorporation") of the Corporation under the provisions of l4A:7-2(2) of the General Corporations Law of the State of New Jersey ("NJGCL"), all of the Directors of the Corporation, duly adopted, the following resolution:

                  RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation by Section l4A:7-2 of the NJGCL and in accordance with the provisions of the Certificate of Incorporation, a class of preferred stock of this Corporation to be known as Series C Participating Cumulative Preferred Stock, is hereby created and provided for, to be limited in amount to 200,000 shares and this Board of Directors hereby fixes, states and expresses the terms, designation, relative rights, preferences and limitations of such Class in the particulars required by but not specifically set forth in said Certificate of Incorporation, or any amendment thereto, as follows:

         The following series of Preferred Stock is hereby designated, which series shall have the rights, preferences and privileges and limitations set forth below:

         1.  Designation of Series C Participating Cumulative Preferred Stock.

         The shares of such series shall be designated the "Series C Participating Cumulative Preferred Stock" (the "Series C Preferred Stock"), par value $.10 per share. The number of shares initially constituting the Series C Preferred Stock shall be 200,000; provided, however, if more than a total of 200,000 shares of Series C Preferred Stock shall be issuable upon the exercise of Rights (the "Rights") issued pursuant to the Rights Agreement dated as of August 8, 2007 between the Corporation and Continental Stock Transfer & Trust Company, as Rights Agent (the "Rights Agreement"), the Corporation's Board of Directors, shall direct by resolution or resolutions that a Certificate of Amendment be properly executed and filed with the New Jersey Secretary of State providing for the total number of shares of Series C Preferred Stock authorized for issuance to be increased (to the extent that the Restated Certificate of Incorporation then permits) to the largest number of whole shares (rounded up to the nearest whole number) issuable upon exercise of such Rights. In addition, such number of shares may be decreased by resolution of the Board of Directors; provided, however, that no decrease shall reduce the number of shares of Series C Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series C Preferred Stock.

         2.  Dividends and Distributions.

            (a) Subject to the prior and superior rights of the holders of shares of any other series of Preferred Stock or other class of capital stock of the Corporation ranking prior and superior to the shares of Series C Preferred Stock with respect to dividends, the holders of shares of Series C Preferred Stock shall be entitled to receive, when, as, and if declared by the Board of Directors, out of the assets of the Corporation legally available therefor, quarterly dividends payable in cash on the last day of each fiscal quarter in each year, or such other dates as the Corporation's Board of Directors shall approve (each such date being referred to in this Designation as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or a fraction of a share of Series C Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (i) $0.01 and (ii) the Formula Number (as hereinafter defined) then in effect times the cash dividends then to be paid on each share of Common Stock. In addition, if the Corporation shall pay any dividend or make any distribution on the Common Stock payable in assets, securities or other forms of noncash consideration (other than dividends or distributions solely in shares of Common Stock), then, in each such case, the Corporation shall simultaneously pay or make on each outstanding whole share of Series C Preferred Stock a dividend or distribution in like kind equal to the Formula Number then in effect times such dividend or distribution on each share of Common Stock. As used in this Certificate of Amendment and in the Rights Agreement, the "Formula Number" shall be 100; provided, however, that if at any time after August 8, 2007 the Corporation shall (i) declare or pay any dividend on the Common Stock payable in shares of Common Stock or make any distribution on the Common Stock in shares of Common Stock, (ii) subdivide (by a stock split or otherwise) the outstanding shares of Common Stock into a larger number of shares of Common Stock, or (iii) combine (by a reverse stock split or otherwise) the outstanding shares of Common Stock into a smaller number of shares of Common Stock, then in each such event the Formula Number shall be adjusted to a number determined by multiplying the Formula Number in effect immediately prior to such event by a fraction, the numerator of which is the number of shares of Common Stock that are outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that are outstanding immediately prior to such event (and rounding the result to the nearest whole number); and provided further, that if at any time after August 8, 2007 the Corporation shall issue any shares of its capital stock in a merger, reclassification or change of the outstanding shares of Common Stock, then in each such event the Formula Number shall be appropriately adjusted to reflect such merger, reclassification or change so that each share of Preferred Stock continues to be the economic equivalent of a Formula Number of shares of Common Stock prior to such merger, reclassification or change.

            (b) The Corporation shall declare a dividend or distribution on the Series C Preferred Stock as provided in Section 2(a) immediately prior to or at the same time it declares a dividend or distribution on the Common Stock (other than a dividend or distribution solely in shares of Common Stock); provided, however, that in the event no dividend or distribution (other than a dividend or distribution in shares of Common Stock) shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $0.01 per share on the Series C Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date. The Corporation's Board of Directors may fix a record date for the determination of holders of shares of Series C Preferred Stock entitled to receive a dividend or distribution declared thereon, which record date shall be the same as the record date for any corresponding dividend or distribution on the Common Stock and which shall not be more than 60 days prior to the date fixed for payment thereof.

            (c) Dividends shall begin to accrue and be cumulative on outstanding shares of Series C Preferred Stock from and after the Quarterly Dividend Payment Date next preceding the date of original issue of such shares of Series C Preferred Stock; provided, however, that dividends on such shares that are originally issued after the record date for the determination of holders of shares of Series C Preferred Stock entitled to receive a quarterly dividend on or prior to the next succeeding Quarterly Dividend Payment Date shall begin to accrue and be cumulative from and after such Quarterly Dividend Payment Date. Notwithstanding the foregoing, dividends on shares of Series C Preferred Stock that are originally issued prior to the record date for the determination of holders of shares of Series C Preferred Stock entitled to receive a quarterly dividend on or prior to the first Quarterly Dividend Payment Date shall be calculated as if cumulative from and after the last day of the fiscal quarter (or such other Quarterly Dividend Payment Date as the Corporation's Board of Directors shall approve) next preceding the date of original issuance of such shares. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series C Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.

            (d) So long as any shares of Series C Preferred Stock are outstanding, no dividends or other distributions shall be declared, paid or distributed, or set aside for payment or distribution, on the Common Stock unless, in each case, the dividend required by this Section 2 to be declared on the Series C Preferred Stock shall have been declared.

            (e) The holders of shares of Series C Preferred Stock shall not be entitled to receive any dividends or other distributions except as provided in this Certificate of Amendment.

         3.  Voting Rights

      The holders of shares of Series C Preferred Stock shall have the following voting rights:

            (a) Each holder of Series C Preferred Stock shall be entitled to a number of votes equal to the Formula Number then in effect for each share of Series C Preferred Stock held of record on each matter on which holders of the Common Stock or shareholders generally are entitled to vote, multiplied by the maximum number of votes per share that any holders of the Common Stock or shareholders generally then have with respect to such matter (assuming any holding period or other requirement to vote a greater number of shares is satisfied).

            (b) Except as otherwise provided in this Certificate of Amendment or by applicable law, the holders of shares of Series C Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class for the election of directors of the Corporation and on all other matters submitted to a vote of shareholders of the Corporation.


            (c) Except as provided in this Certificate of Amendment or by applicable law, holders of Series C Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth in this Certificate of Amendment) for authorizing or taking any corporate action.

         4.   Certain Restrictions.

            (a) Whenever quarterly dividends or other dividends or distributions payable on the Series C Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series C Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

                   (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series C Preferred Stock;

                   (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series C Preferred Stock, except dividends paid ratably on the Series C Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                   (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) with the Series C Preferred Stock; provided, however, that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series C Preferred Stock; or

                   (iv) redeem or purchase or otherwise acquire for consideration any shares of Series C Preferred Stock, or any shares of stock ranking on a parity with the Series C Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Corporation's Board of Directors) to all holders of such shares upon such terms as the Corporation's Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective Preferred Stock classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

            (b) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (a) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

         5.  Liquidation Rights.

      Upon the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, no distribution shall be made to (a) the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series C Preferred Stock unless, prior thereto, the holders of shares of Series C Preferred Stock shall have received an amount equal to the greater of (i) $.01 per share and (ii) the accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, plus an aggregate amount per share equal to the Formula Number then in effect times the aggregate amount to be distributed per share to holders of Common Stock or (b) the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series C Preferred Stock, except distributions made ratably on the Series C Preferred Stock and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.

         6.  Consolidation, Merger, etc.

      In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the then outstanding shares of Series C Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share equal to the Formula Number then in effect times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is exchanged or changed. In the event both this Section 6 and Section 2 appear to apply to a transaction, this Section will control.

         7.  No Redemption; No Sinking Fund.

            (a) The shares of Series C Preferred Stock shall not be subject to redemption by the Corporation or at the option of any holder of Series C Preferred Stock; provided, however, that the Corporation may purchase or otherwise acquire outstanding shares of Series C Preferred Stock in the open market or by offer to any holder or holders of shares of Series C Preferred Stock.

            (b) The shares of Series C Preferred Stock shall not be subject to or entitled to the operation of a retirement or sinking fund.

         8.  Ranking.

      The Series C Preferred Stock shall rank junior to all other series of Preferred Stock of the Corporation, unless the Corporation's Board of Directors shall specifically determine otherwise in fixing the powers, preferences and relative, participating, optional and other special rights of the shares of such Preferred Stock and the qualifications, limitations and restrictions thereof.

         9.  Fractional Shares.

      The Series C Preferred Stock shall be issuable upon exercise of the Rights issued pursuant to the Rights Agreement in whole shares or in any fractional share that is one one-hundredth (1/100th) of a share or any integral multiple of such fraction, and shall entitle the holder, in proportion to such holder's fractional shares, to receive dividends, exercise voting rights, participate in distributions and have the benefit of all other rights of holders of Series C Preferred Stock. In lieu of fractional shares, the Corporation, prior to the first issuance of a share or a fractional share of Series C Preferred Stock, may elect to (a) make a cash payment as provided in the Rights Agreement for a fractional share other than one one-hundredth (1/100th) of a share or any integral multiple thereof or (b) issue depository receipts evidencing such authorized fractional share of Series C Preferred Stock pursuant to an appropriate agreement between the Corporation and a depository selected by the Corporation; provided, however, that such agreement shall provide that the holders of such depository receipts shall have all the rights, privileges and preferences to which they are entitled as holders of the Series C Preferred Stock.

         10. Reacquired Shares.

      Any shares of Series C Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock, without designation as to series until such shares are once more designated as part of a particular series by the Corporation's Board of Directors pursuant to the provisions of
Article 3 of the Certificate of Incorporation.

         11. Amendment.

      None of the powers, preferences and relative, participating, optional and other special rights of the Series C Preferred Stock as provided in this Certificate of Amendment or in the Certificate of Incorporation shall be amended in any manner that would alter or change the powers, preferences, rights or privileges of the holders of Series C Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series C Preferred Stock, voting as a separate class.

         IN WITNESS WHEREOF, First Montauk Financial Corp. has caused this Certificate to be signed by Victor K. Kurylak, President and Chief Executive Officer, as of this 8st day of August, 2007.



                          By:    __________________________________
                                 Name:  Victor K. Kurylak
                                 Title: President and Chief Executive Officer

                                    EXHIBIT B

 Certificate No. C-        Form of Rights Certificate

     NOT EXERCISABLE AFTER AUGUST 8, 2017 OR EARLIER IF REDEMPTION OR EXCHANGE OCCURS. THE RIGHTS ARE SUBJECT TO REDEMPTION AT THE OPTION OF THE COMPANY AT $0.0001 PER RIGHT AND TO EXCHANGE ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT.



     RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) AND BY ANY SUBSEQUENT HOLDER, SUCCESSOR OR ASSIGN OF SUCH RIGHTS ARE NULL AND VOID AND NONTRANSFERABLE.

                               RIGHTS CERTIFICATE

                          FIRST MONTAUK FINANCIAL CORP.

      This certifies that ________________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of August 8, 2007 (the "Rights Agreement"), between FIRST MONTAUK FINANCIAL CORP., a New Jersey corporation (the "Company"), and Continental Stock Transfer & Trust Company, as Rights Agent (the "Rights Agent"), unless the Rights evidenced hereby have been previously redeemed by the Company, to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M., New Jersey time, on August 8, 2017 at the office of the Rights Agent designated for such purpose, or at the office of its successor as Rights Agent, one one-hundredth (1/100) of a fully paid non-assessable share of Series C Participating Cumulative Preferred Stock, par value $.10 per share (the "Preferred Shares"), of the Company, at a purchase price of $2.00 per one one-hundredth of a Preferred Share (the "Purchase Price"), upon presentation and surrender of this Rights Certificate with the Form of Election to Purchase duly executed. The number of Rights evidenced by this Rights Certificate (and the number of one-hundredths of a Preferred Share that may be purchased upon exercise hereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of August 8, 2007, based on the Preferred Shares as constituted at such date. As provided in the Rights Agreement, the Purchase Price and the number of one one-hundredths of a Preferred Share that may be purchased upon the exercise of the Rights evidenced by this Rights Certificate are subject to modification and adjustment upon the happening of certain events.

      If the Rights evidenced by this Rights Certificate are at any time beneficially owned by an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement), such Rights shall be null and void and nontransferable and the holder of any such Right (including any purported transferee or subsequent holder) shall not have any right to exercise or transfer any such Right.

      This Rights Certificate is subject to all the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Rights Certificates. Copies of the Rights Agreement are on file at the principal executive offices of the Company.

      This Rights Certificate, with or without other Rights Certificates, upon surrender at the office of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing rights entitling the holder to purchase a like aggregate number of Preferred Shares as the Rights evidenced by the Rights Certificate or Rights Certificates surrendered shall have entitled such holder to purchase. If this Rights Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

      Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate (i) may be redeemed by the Company at a redemption price (in cash or shares of Common Stock or other securities of the Company deemed by the Company's Board of Directors to be at least equivalent in value) of $0.0001 per Right (subject to adjustment, as provided in the Rights Agreement) or (ii) may be exchanged in whole or in part for shares of the Company's Common Stock, no par value, or for Preferred Shares.

      The Company may, but shall not be required to, issue fractions of Preferred Shares or distribute certificates that evidence fractions of Preferred Shares upon the exercise of any Right or Rights evidenced hereby. In lieu of issuing fractional shares, the Company may elect to make a cash payment as provided in the Rights Agreement for fractions of a share other than one one-hundredth (1/100) of a share or any integral multiple thereof or to issue certificates or utilize a depository arrangement as provided in the terms of the Rights Agreement and the Preferred Shares.

      No holder of this Rights Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Preferred Shares or of any other securities of the Company that may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting, shareholders (except as provided in the Rights Agreement), or to receive dividends or subscriptions rights, or otherwise, until the Right or Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.

      This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

      WITNESS the facsimile signature of the proper officers of the Company and its corporate seal, if any.


      Dated as of                   .
                  ------------------
                               FIRST MONTAUK FINANCIAL CORP.


                               -----------------------------------
                               By:  Victor K. Kurylak
                               Its: President and Chief Executive Officer

COUNTERSIGNED:

Continental Stock Transfer & Trust Company


By:
Its:
Its:

                 --Form of Reverse Side of Rights Certificate--

                               FORM OF ASSIGNMENT

      (To be executed by the registered holder if such holder desires to transfer the Rights Certificate) FOR VALUE RECEIVED __________________________ ___________________ hereby sells, assigns and transfer unto __________________
____________________________________________________ (Please print name and address of transferee) this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _____________ as attorney, to transfer this Rights Certificate on the books of the within-named Company, with full power of substitution.

      The undersigned hereby certifies that (1) the Rights evidenced by this Rights Certificate are not being sold, assigned or transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), (2) this Rights Certificate is not being sold, assigned or transferred to or on behalf of any such Acquiring Person, Affiliate or Associate, and (3) after inquiry and to the best knowledge of the undersigned, the undersigned did not acquire the Rights evidenced by this Rights Certificate from any Person who is or was an Acquiring Person or an Affiliate or Associate thereof (as such terms are defined in the Rights Agreement).

Dated: ____________, 20___
                               Signature :



Signature Guaranteed*


---------------------------


      *Signatures must be guaranteed by a participant in the Securities Transfer Agent Medallion Program, the Stock Exchanges Medallion Program or the New York Stock Exchange, Inc. Medallion Signature Program.

                 --Form of Reverse Side of Rights Certificate--
                                   (continued)

                          FORM OF ELECTION TO PURCHASE

        (To be executed if holder desires to exercise Rights represented by the Rights Certificate)

To: FIRST MONTAUK FINANCIAL CORP.

The undersigned hereby irrevocably elects to exercise (or such other securities of the Company or of any other person which may be issuable upon the exercise of the Rights) Rights represented by this Rights Certificate to purchase the Preferred Shares issuable upon the exercise of such Rights and requests that certificates for such Preferred Shares be issued in the name of:


Please insert social security or other identifying number:  ____________________


--------------------------------------------------------------------------------
                         (Please print name and address)


--------------------------------------------------------------------------------

If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security or other identifying number:  ____________________


--------------------------------------------------------------------------------
                         (Please print name and address)

      The undersigned hereby certifies that (1) the Rights evidenced by this Rights Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), and (2) after inquiry and to the best knowledge of the undersigned, the undersigned did not acquire the Rights evidenced by this Rights Certificate from any Person who is or was an Acquiring Person or an Affiliate or Associate thereof (as such terms are defined in the Rights Agreement).

Dated:  ______________, 20___      Signature :  ________________________________

Signature Guaranteed*


---------------------------------------

         *Signatures must be guaranteed by a participant in the Securities Transfer Agent Medallion Program, the Stock Exchanges Medallion Program or the New York Stock Exchange, Inc. Medallion Signature Program.

                 --Form of Reverse Side of Rights Certificate--
                                   (continued)

                                     NOTICE

The signature in the Form of Assignment or Form of Election to Purchase, as the case may be, must conform to the name as written on the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

In the event the certification set forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed, the Company and the Rights Agent will deem the beneficial owner of the Rights evidenced by this Rights Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and such Assignment or Election to Purchase will not be honored.

                                    EXHIBIT C

                          FIRST MONTAUK FINANCIAL CORP.

                             SHAREHOLDER RIGHTS PLAN

                 SUMMARY OF RIGHTS TO PURCHASE PREFERRED SHARES

Distribution and            On August 8, 2007, the Board of Directors (the "Board of Directors") of First
Transfer of                 Montauk Financial Corp. (the "Company") authorized the implementation of a
Rights; Rights              Shareholder Rights Plan and declared a dividend of one preferred share
Certificates:               purchase right (a "Right") for each outstanding share of common stock, no par value, of the Company (the "Common Shares") to shareholders of record on
                            August 8, 2007. Prior to the Distribution Date referred to below, if any, the
                            Rights will be evidenced by and trade with the certificates for the Common
                            Shares. After the Distribution Date, if any, the Company will cause rights certificates to be delivered to the Company's shareholders and the
                            Rights will become transferable apart from the Common Shares.

Distribution Date:          The Rights will separate from the Common Shares and become exercisable following the earlier of (i) the close of business on the tenth (10th)
                            business day (unless extended by resolution of a majority of the Continuing
                            Directors of the Board of Directors as of the close of business as of August
                            9, 2007 (the date of the Company's 2007 Annual Meeting) after a public announcement that a person or group (including any affiliate or associate of such person or group) has acquired beneficial ownership of 10% or more of the outstanding Common Shares (or in the case of Edward H. Okun, FMFG Ownership
                            Inc., FMFG Ownership II, Inc. and any of their respective Affiliates and
                            Associates (collectively, the "Okun Parties") and their respective successors and assigns acquires more than 3,300,308 Common Shares collectively and beneficially owned on August 8, 2007) (such person or group being an
                            "Acquiring Person") and (ii) the close of business on such date, if any, as may be designated by the Board of Directors following the commencement of, or first public disclosure of an intent to commence, a tender or exchange offer for outstanding Common Shares which could result in the offeror becoming the beneficial owner of 10% or more of the outstanding Common Shares (the earlier of such dates being the "Distribution Date").

Preferred Shares            After the Distribution Date, each Right will entitle the holder to purchase, for
Purchasable upon            for $2.00 (the "Purchase Price"), one one-hundredth (1/100) of a share of Series C
Exercise of Rights:         Participating Cumulative Preferred Stock of the Company (a "Preferred Share") with economic terms similar to that of one Common Share.

Flip-In Provision:          In the event a person or group becomes an Acquiring Person, the Rights will entitle each holder of a Right (other than an Acquiring Person (or any affiliate or associate of such Acquiring Person)) to purchase, for the
                            Purchase Price, that number of Common Shares equivalent to the number of
                            Common Shares which at the time of the transaction would have a market value of twice the Purchase Price. Any Rights that are at any time beneficially owned by an Acquiring Person (or any affiliate or associate of an Acquiring
                            Person) will be null and void and nontransferable and any holder of any such
                            Right (including any purported transferee or subsequent holder) will be unable to exercise or transfer any such Right.

Flip-Over Provision.        If, at any time after any person or group becomes an Acquiring Person, the Company is acquired in a merger or other business combination with another entity, or if 50% or more of its assets or assets accounting for
                            50% or more of its net income or revenues are transferred (in one or more transactions), each Right will entitle its holder to purchase, for the
                            Purchase Price, that number of shares of common stock of the person or group engaging in the transaction having a then current market value of twice the Purchase Price.

Exchange Provisions:        At any time after any person or group becomes an Acquiring Person, but before a person or group becomes the beneficial owner of more than 50%
                            of the Common Shares, the Board of Directors may elect to exchange each Right
                            (other than Rights that have become null and void and nontransferable as described above) for consideration per Right consisting of one-half of the number of Common Shares that would be issuable at such time on the exercise of one Right and without payment of the Purchase Price.



                                       C-1



Redemption of Rights:       At any time prior to any person or group becoming an Acquiring Person, the Board of Directors may redeem the Rights in whole, but not in part, at a price of $0.0001 per Right, subject to adjustment as provided in the
                            Rights Agreement (the "Redemption Price").

Expiration of Rights:       The Rights are not exercisable until the Distribution Date and will expire on August 8, 2017, unless earlier redeemed or exchanged by the Company.

Amendment of Terms of       The terms of the Rights and the Rights Agreement may be amended without the
Rights:                     approval of any holder of the Rights, at any time prior to the Distribution
                            Date.

Voting Rights:              Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or receive dividends.

Antidilution                In order to preserve the actual or potential economic value of the Rights, the
Provisions:                 number of Preferred Shares or other securities issuable upon exercise of the
                            Right, the Purchase Price, the Redemption Price and the number of Rights associated with each outstanding Common Share are all subject to adjustment by the Board of Directors pursuant to certain customary antidilution provisions.

Taxes:                      The Rights distribution should not be taxable for federal income tax purposes. Following an event that renders the Rights exercisable or upon redemption of the Rights, shareholders may recognize taxable income.


      The foregoing is a summary of certain principal terms of the Shareholder Rights Plan and is qualified in its entirety by reference to the detailed terms of the Rights Agreement. A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an exhibit to a Registration Statement on Form 8-A and is available free of charge from the Company by writing to: First Montauk Financial Corp., Parkway 109 Office Center, 328 Newman Springs Road, Red Bank, NJ 07701, Attention: Executive Vice President, General Counsel and Secretary.













                                       C-2